Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290264

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 15, 2025

Prospectus Supplement to Prospectus dated September 15, 2025.

13,290,360 Shares

AvePoint, Inc.

Common Stock

The selling securityholders identified in this prospectus supplement are offering 13,290,360 shares of common stock. We will not receive any proceeds from the sale of shares by the selling securityholders.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AVPT.” On September 15, 2025, the closing price of our common stock was US$15.75 per share.

Abrdn Asia Limited, Amova Asset Management, Anchor IV Pte. Ltd. (an indirect wholly-owned subsidiary of 65 Equity Partners Pte. Ltd.) (“Anchor IV”), certain funds and accounts managed by AR Capital Pte. Ltd., certain funds and accounts managed by Eastspring Investments (Singapore) Limited and Lion Global Investors Limited have, severally and not jointly, indicated an interest in purchasing up to an aggregate of approximately S$220 million in shares of our common stock in this offering on the same terms as other shares being offered. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to such investors, or such investors may determine to purchase more, less or no shares in this offering. Any shares to be purchased by the aforementioned investors will not be subject to a lock-up agreement with the underwriters. The underwriters will receive the same underwriting discount on any shares of common stock purchased by such investors as they will on any other shares sold to the public in this offering.

We have applied for a secondary listing by way of introduction (“Introduction”) of our common stock on the Main Board of Singapore Exchange Securities Trading Limited (the “SGX-ST”), which will be granted when we have been admitted to the Official List of the SGX-ST. We have received a letter of eligibility (“ETL”) from the SGX-ST for the listing and quotation of our common stock on the Main Board of the SGX-ST. Our eligibility to list and admission to the Official List of the SGX-ST are not to be taken as an indication of the merits of the Introduction, us and our subsidiaries or our common stock. Except as may be otherwise agreed by us and the underwriters, the initial trading and settlement of the common stock offered and sold in this offering will take place under a book-entry (scripless) securities settlement system operated by The Central Depository (Pte) Limited (“CDP”), the Singapore clearing house and central depository. A purchaser of shares in this offering will receive only a customary confirmation from the registered dealer from or through whom shares are purchased and who is a CDP depository agent. CDP is a DTC participant. The shares being offered will be held as book-entry interests in our registered common stock by CDP for and on behalf of persons who maintain, either directly, or indirectly through CDP depository agents, securities accounts with CDP. See “Underwriting”. This offering will be settled exclusively through CDP as described above and common stock sold in this offering will be subject to restrictions on fungibility between our common stock traded on SGX-ST and on Nasdaq for a period of 30 days following the Listing Date (as defined below), see “Risk Factors—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST—A Non-Fungibility Period will apply for 30 days following the settlement of this offering.” A purchaser of shares in this offering is deemed to represent such purchaser’s ability to receive such shares in accordance with Rule 105 of Regulation M.

Prior to this offering, there has been no public market for our common stock outside the United States. The offering price for our common stock will be determined through negotiations between the selling securityholders and the underwriters for this offering and will be based on the trading price of our common stock on Nasdaq prior to the pricing of this offering, as well as prevailing market conditions and other factors described in the “Underwriting” section beginning on page S-44. There is no established public trading market on the SGX-ST for our common stock.

Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-13 of this prospectus supplement and page 6 of our prospectus and under similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	S$	S$
Underwriting discounts and commissions(1)	S$	S$
Proceeds, before expenses, to the selling securityholders(2)	US$	US$

(1)

We have agreed to pay the selling securityholders and Anchor IV for certain of their expenses in connection with this offering, excluding all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders. See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters.

(2)

Pursuant to the underwriting agreement, the underwriters will deliver the offering proceeds to the selling securityholders in U.S. dollars. See the section titled “Underwriting” for additional information.

KEM Phoenix has granted the underwriters an over-allotment option exercisable in full or in part, by UBS AG, Singapore Branch as stabilizing manager (or any of its affiliates or other persons acting on its behalf), in consultation with the underwriters on one or more occasions, from the Listing Date until the Option End Date (as defined herein) to purchase, themselves or through their respective affiliates, up to an aggregate of 1,993,550 additional shares at a price per additional share at the public offering price, representing not more than 15.0% of the total number of shares of common stock offered hereby, solely to cover the over-allotment of common stock (if any) and, subject to any applicable laws and regulations, including the Exchange Act and the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption (as defined herein), from the date our common stock commences trading on the SGX-ST until the earlier of (i) the date falling 30 days from the listing date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf), in consultation with the underwriters, has bought on the SGX-ST an aggregate of 1,993,550 shares of common stock, representing not more than 15.0% of the total number of shares of common stock offered hereby, to undertake stabilizing actions.

Anchor IV has entered into a Stock Lending Agreement to facilitate stabilization activities in Singapore pending the settlement of such option, as defined and described below.

The underwriters expect to deliver the shares in book-entry form through The Depository Trust Company and via CDP’s DTC participant account, against payment in New York, New York on      , 2025. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common stock offered hereby prior to the business day before the date of delivery hereunder will be required, by virtue of the fact that the common stock offered hereby initially will settle in T+ business days, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. See “Underwriting”.

Joint Global Coordinators and Joint Bookrunners (in alphabetical order)
Jefferies	Morgan Stanley	OCBC	UBS Investment Bank

Prospectus Supplement dated              , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

Neither we, the selling securityholders, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or in any free writing prospectuses we have prepared. Neither we, the selling securityholders, nor any of the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling securityholders, and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Our business, financial condition, results of operations, and future growth prospects may have changed since the date of this prospectus supplement.

For investors outside the United States: Neither we, the selling securityholders, nor any of the underwriters have done anything that would permit the use of or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement outside of the United States.

GLOSSARY

“Anchor IV” means Anchor IV Pte. Ltd., an indirect wholly-owned subsidiary of 65 Equity Partners Pte. Ltd.

“CDP” means The Central Depository (Pte) Limited, the Singapore clearing house and central depository. CDP is a DTC participant holding account #5700. For the purposes of the clearance and settlement of this offering CDP is acting in its role as DTC participant.

“CDP Depositors” means stockholders who maintain, either directly or through depository agents, securities accounts with CDP in order to trade our common stock on the SGX-ST.

“Depository Agent” means a Singapore depository agent, as defined in section 81SF of the Singapore Securities and Futures Act.

“DeSPAC Warrants” means the 17,500,000 warrants included as a component of the units sold on September 19, 2019, each of which is exercisable for one share of our common stock, in accordance with its terms of which 947,596 were outstanding as of June 30, 2025. Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms.

“KEM Phoenix” means KEM Phoenix, LLC, a limited liability company formed under the laws of Delaware.

“Non-Fungibility Period” means the block on the ability of CDP Depositors holding common stock trading on the SGX-ST to transfer their common stock to Nasdaq for a period of 30 days following the settlement of this offering, or until , 2025 by CDP refusing to action any requests to transfer our common stock that it holds as DTC participant to any other DTC participant.

“SGX-ST” means Singapore Exchange Securities Trading Limited.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 15, 2025, we filed with the SEC a registration statement on Form S-3 (File No. 333-290264) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering of our common stock. Generally, when we refer to this prospectus supplement, we are referring to both parts combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we authorize for use in connection with this offering. Neither we, the selling securityholders nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. In particular, this prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, no offer or sale of any of our shares is being or will be made the subject of an invitation for subscription or purchase, and neither this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any shares may be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA or (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Enforcement of Civil Liabilities

We are a Delaware corporation incorporated under the Delaware General Corporation Law (“DGCL”). Our current operations are conducted, and our assets are located, globally. Most of our directors and executive officers, and our auditors reside outside Singapore. As a result, it may not be possible for investors to effect service of process within Singapore upon us or such persons, or to enforce any judgment obtained against us or such persons in Singapore. There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by a court in Singapore based on civil liability, whether or not predicated solely upon the civil liability provisions of the SFA, would, therefore, not be automatically enforceable in the United States or Delaware.

S-iii

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law:

(1) any derivative action or proceeding brought on behalf of the Company;

(2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders;

(3) any action asserting a claim against us arising under the DGCL;

(4) any action regarding the Certificate of Incorporation or the Bylaws (as either may be amended from time to time);

(5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware;

(6) any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.

The Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

There may be circumstances in which CDP Depositors may not be able to bring litigation or participate in class action lawsuits against us in the United States. Whether any particular stockholder will have the necessary legal standing to bring litigation or participate in class action lawsuits against us in the United States depends on various factors, including the type of claims asserted, the underlying facts and circumstances regarding the stockholder’s acquisition of our common stock and the relevant jurisdictional nexus required under United States law for the asserted claims.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorize for use in connection with this offering, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” before making an investment decision. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We empower organizations of all sizes, industries, and regions with our cloud-native data management software platform, enabling them to prepare, secure, and optimize their critical data. The AvePoint Confidence Platform unifies data security, governance, and business continuity into a seamless, resilient experience, addressing the most pressing challenges in today’s complex digital landscape.

In a world where data is sprawling across hybrid work environments and generative artificial intelligence (“AI”) technologies are rapidly emerging, we stand out with our platform-first strategy. By integrating features and solutions to optimize operations, we deliver more than basic security controls—we redefine how businesses manage their most sensitive data and critical assets. This holistic and automated approach enables organizations to secure the perimeter for sensitive data, strategically govern digital workspaces, and ensure compliance with evolving regulatory requirements.

Organizations today face a host of challenges that make a robust data management strategy indispensable, including:

■

Optimizing data for AI: As organizations modernize their data ecosystems, the complexities of leveraging generative AI technologies require proper governance, security, and lifecycle management. With AvePoint, companies can extract more value from complex datasets, make informed decisions, reduce workloads, and enhance customer experiences.

■

Explosive data growth: The hybrid work model and software-as-a-service (“SaaS”) proliferation have led to a surge in unstructured, sensitive data. AvePoint’s solutions tackle the sprawl with robust control and protection measures to manage this growth. For example, we currently manage more than 500 petabytes of customer data.

■

A dangerous threat landscape and complex regulations: Companies are navigating increasing cyber threats and global regulatory demands. AvePoint ensures data is protected, secure, and compliant, helping mitigate financial, operational, and reputational risks.

■

The need for automation: To monitor, govern, and respond to threats efficiently, organizations require streamlined, automated platforms that deliver rapid value. AvePoint’s automation layer integrates seamlessly to achieve this efficiency.

Guided by our Beyond Secure philosophy, we go beyond traditional boundaries to inspire trust, enabling organizations to focus on innovation while protecting against data breaches and unauthorized access. For over 20 years, we have continually innovated to provide solutions that meet the demands of modern data management, empowering businesses to overcome challenges and unlock new possibilities in an ever-evolving landscape.

Our Market Opportunity

We are aggressively pursuing the enormous long-term opportunity presented by our total addressable market. We believe our total addressable market includes (i) our current markets relating to governance, risk and compliance, data replication and protection enterprise SaaS solutions (our “Current Serviceable Market”); (ii) the adjacent markets relating to data integration and intelligence enterprise SaaS solutions (our “Mid-term Serviceable Market”); and (iii) the longer-term addressable markets relating to identity and access management, security analytics and cloud native application protection enterprise SaaS solutions (our “Long-term Addressable Market” and, collectively with our Current Serviceable Market and Mid-term Serviceable Market, our “Total Addressable Market”).

Based on our market identification for our Total Addressable Market, as of 2024, IDC estimated our Current Serviceable Market to be $19.0 billion, our Mid-term Serviceable Market to be an additional $10.1 billion and our Long-term Addressable Market to be an additional $52.2 billion, which represents a combined estimated Total Addressable Market of $81.3 billion, according to IDC’s Semiannual Software Tracker, November 2024. By 2028, IDC estimates our Current Serviceable Market, Mid-term Serviceable Market and Long-term Addressable Market to grow at compound annual growth rates of 6.4%, 13.2% and 17.4%, respectively, which represents a combined estimated Total Addressable Market of $140.0 billion and a CAGR of 14.6% by 2028, according to IDC’s Semiannual Software Tracker, November 2024.

Our Significant Asia Pacific Presence

Singapore serves as our Asia headquarters and international research and development center. We have offices across the Asia Pacific region, including strategic offshore development operations in Singapore, Malaysia, Vietnam and The Philippines, with more than 1,000 employees based across those countries and two-thirds of our employees in the wider Asia Pacific region.

Recent Developments

Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms.

Exchange Listing and Initial Non-Fungibility

Our common stock is listed on Nasdaq under the symbol “AVPT”. In addition, we have applied for a secondary listing by way of introduction of our common stock on the Main Board of the SGX-ST, which will be granted when we have been admitted to the Official List of the SGX-ST. We have received an ETL from the SGX-ST for the listing and quotation of our common stock on the Main Board of the SGX-ST. Our eligibility to list and admission to the Official List of the SGX-ST are not to be taken as an indication of the merits of the Introduction, us and our subsidiaries or our common stock. A copy of the introductory document containing details of the Introduction will be available on SGXNET. Our common stock is expected to begin trading on the SGX-ST at 9.00 a.m. (Singapore time) on        , 2025 under the symbol AVP, following the settlement of this offering on or around 8:30 p.m. (Eastern time) on        , 2025. For a period of 30 days following such listing, our common stock sold in this offering and listed on the Main Board of the SGX-ST will be subject to a Non-Fungibility Period with our common stock listed on Nasdaq, see “Risk Factors—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST—A Non-Fungibility Period will apply for 30 days following the settlement of this offering.”

THE OFFERING
Common stock offered by the selling securityholders	13,290,360 shares
Option to purchase additional shares of our common stock offered by KEM Phoenix

1,993,550 shares

In connection with the offering, KEM Phoenix (the “Over-allotment Option Grantor”) has granted the underwriters an option (the “Over-allotment Option”) exercisable in full or in part by UBS AG, Singapore Branch, as stabilizing manager (or any of its affiliates or other persons acting on its behalf), in consultation with the underwriters, on one or more occasions, from the Listing Date until the Option End Date to purchase themselves or through their respective affiliates, up to an aggregate of 1,993,550 shares of common stock (the “Additional Shares”) at a price per Additional Share of the public offering price, representing not more than 15.0% of the total number of shares of common stock offered hereby, solely to cover the over-allotment of common stock (if any) and, subject to any applicable laws and regulations, including the Exchange Act and the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption (as defined herein), from the date our common stock commences trading on the SGX-ST (the “Listing Date”) until the earlier of (i) the date falling 30 days from the Listing Date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf), in consultation with the underwriters, has bought on the SGX-ST an aggregate of 1,993,550 shares of common stock, representing not more than 15.0% of the total number of shares of common stock offered hereby, to undertake stabilizing actions. In the event the MAS Stabilization Exemption is withdrawn or revoked by the MAS for any reason whatsoever, stabilizing activities will cease and the Over-allotment Option may be exercised thereafter to cover the over-allotment of common stock (if any) (after taking into account shares purchased on the SGX-ST by the stabilizing manager in the conduct of stabilization activities, if any, prior to the withdrawal or revocation of the MAS Stabilization Exemption). The exercise of the Over-allotment Option will not increase the total number of issued common stock immediately after the completion of the offering.

In connection with the Over-allotment Option, the stabilizing manager has entered into a stock lending agreement (the “Stock Lending Agreement”) with Anchor IV (the “Stock Lender”), pursuant to which the stabilizing manager (or its affiliates or other persons acting on its behalf) may borrow up to 1,993,550 shares of common stock from the Stock Lender, which will be borrowed before the commencement of trading of our common stock on the SGX-ST, to cover over-allotments, if any. Any common stock that may be borrowed by the stabilizing manager under the Stock Lending Agreement will be returned by the stabilizing manager to the Stock Lender no later than 7 business days following the earlier of (i) the last date for exercising the Over-allotment Option and (ii) the date on which the Over-allotment Option is exercised, either through the purchase of our common stock in the open market on the SGX-ST by the stabilizing manager in the conduct of stabilization activities or through the exercise of the Over-allotment Option by the stabilizing manager on behalf of itself and the underwriters.

Common stock outstanding after this offering	211,926,808 shares

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling securityholders identified in this prospectus supplement, but we have agreed to pay the selling securityholders and Anchor IV for certain of their expenses in connection with this offering, excluding all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.

We will not receive any proceeds if the underwriters exercise the option to purchase additional shares of common stock from the Over-allotment Option Grantor.

The principal purposes of this offering are to increase our financial flexibility and create a market for our common stock on the SGX-ST. See the section titled “Use of Proceeds” for additional information.

Voting rights

Each holder of common stock may vote on all matters submitted to a vote of stockholders, except as may otherwise be required by law. See “Description of Capital Stock – Voting Rights.” However, the ability of CDP Depositors to vote at shareholders’ meetings will be limited. See “SGX Clearance and Settlement – Voting Instructions.”

Dividends

The holders of our common stock are entitled to receive dividends whenever funds are legally available and when declared by our board of directors. Under the DGCL, dividends may be declared out of Surplus (as defined in and computed in the DGCL) or in case there shall be no such Surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Our board of directors has not declared common stock dividends since inception.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and, therefore, we do not anticipate paying any dividends in the foreseeable future. Any future determination to pay dividends is at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements, and other factors that our board of directors may deem relevant. See “Dividend Policy” for a description of our dividend policy.

If we declare and pay dividends, such payment will be in U.S. dollars distributed via DTC to CDP. Direct CDP Depositors who hold an account with CDP and not a Depository Agent will have their dividends converted into Singapore dollars via CDP’s currency conversion service by default (and thus bear the risks associated with such foreign exchange conversion), unless such direct CDP Depositors have opted out. Depository Agents may make the necessary arrangements for onward distribution to CDP Depositors in Singapore dollars or another preferred currency, subject to such Depository Agent’s terms and conditions.

Risk factors

See the section titled “Risk Factors” and the other information included elsewhere in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Existing Nasdaq Global Select Market trading symbol

“AVPT”

Dealings in our common stock on Nasdaq are conducted in U.S. dollars. The Company will be required to comply with the listing rules (where applicable) and other regulatory regimes of Nasdaq and the SGX-ST, unless otherwise agreed by the relevant regulators.

Alternative Settlement Cycle

Except as may be otherwise agreed by us and the underwriters, the initial trading and settlement of the common shares offered and sold in this offering will take place under a book-entry (scripless) securities settlement system operated by CDP, the Singapore clearing house and central depository. A purchaser of shares in this offering will receive only a customary confirmation from the registered dealer from or through whom shares are purchased and who is a CDP depository agent. CDP is a DTC participant. The common stock being offered will be held as book-entry interests in our registered common stock by CDP for and on behalf of persons who maintain, either directly, or indirectly through CDP depository agents, securities accounts with CDP.

This offering will be settled exclusively through CDP as described above and common stock sold in this offering will be subject to restrictions on fungibility between our common stock traded on SGX-ST and on Nasdaq for a period of 30 days following the Listing Date, see “Risk Factors—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST—A Non-Fungibility Period will apply for 30 days following the settlement of this offering.”

Proposed SGX-ST trading symbol

“AVP”

Note that trading of our common stock on the SGX-ST will be denominated in Singapore dollars. Only stockholders who maintain, either directly or through depository agents, securities accounts with CDP (“CDP Depositors”) will be able to trade our common stock on the SGX-ST.

Listing on the SGX-ST

An application has been made to the SGX-ST for permission to list our common stock on the Main Board of the SGX-ST. Such permission will be granted when we have been admitted to the Official List of the SGX-ST.

Trading on the SGX-ST

Our common stock will, upon their listing and quotation on the SGX-ST, be traded on the SGX-ST under the book-entry (scripless) settlement system of CDP. Dealing in and quotation of our common stock on the SGX-ST will be in Singapore dollars. Our common stock will be traded in board lot sizes of 10 shares on the SGX-ST.

Obligations under the SGX-ST Listing Manual

As a foreign issuer with a secondary listing on the SGX-ST, pursuant to Rule 217 of the SGX-ST Listing Manual, upon the listing of our shares on the SGX-ST, we will not be required to comply with the rules under the SGX-ST Listing Manual, provided that we undertake to:

(a)

release all information and documents in English to the SGX-ST at the same time as they are released to the “home exchange”, i.e. Nasdaq and any filings we may make under applicable U.S. federal securities laws;

	(b)	inform the SGX-ST of any issue of additional securities in a class already listed on the SGX-ST and the decision of the home exchange; and
	(c)	comply with such other listing rules as may be applied by the SGX-ST from time to time (whether before or after listing).

Stabilization

In connection with the offering, UBS AG, Singapore Branch (or its affiliates or other persons acting on its behalf) may over-allot common stock or effect transactions that stabilize or maintain the market price of our common stock on the SGX-ST at levels that might not otherwise prevail in the open market on the SGX-ST. Such transactions if they occur will only be effected on the SGX-ST and not in other jurisdiction. Stabilization will not be undertaken in the United States or on Nasdaq in connection with the offering. Any stabilization on the SGX-ST must be undertaken in compliance with all applicable laws and regulations, including the Exchange Act and the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption. However, neither we nor the selling securityholders can assure you that the stabilizing manager (or its affiliates or other persons acting on its behalf) will undertake any stabilizing action.

Such transactions may commence on or after the Listing Date and, if commenced, may be discontinued at any time and must not be effected after the earlier of (i) the date falling 30 days after the Listing Date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf) has bought on the SGX-ST, an aggregate of 1,993,550 shares of common stock, representing not more than 15.0% of the total number of shares of common stock offered hereby, to undertake stabilizing actions.

See “Underwriting - Price Stabilization”

The number of shares of our common stock that will be outstanding after this offering is based on 211,138,994 shares of our common stock outstanding as of June 30, 2025 and excludes:

●

947,596 DeSPAC Warrants outstanding as of June 30, 2025 with an exercise price of $11.50. Each DeSPAC Warrant entitles the registered holder to purchase one share of AvePoint’s common stock and the warrants are exercisable from the date of issuance through July 1, 2026. Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms;

●	21,962,449 shares of our common stock issuable upon the exercise of options outstanding, of which 20,593,175 options are exercisable, each as of June 30, 2025 under our various equity incentive plans;

●	8,058,597 shares of our common stock issuable upon settlement of unvested time-based RSUs outstanding as of June 30, 2025;

●	804,518 shares of our common stock issuable upon settlement of unvested performance-based RSUs outstanding as of June 30, 2025;

●	36,573,006 shares remained for future issuance under the 2021 Equity Incentive Plan as of June 30, 2025.

CERTAIN FINANCIAL DATA

The following tables summarize our selected consolidated financial and other data. We derived the selected consolidated statements of operations data for the fiscal years ended December 31, 2024, 2023 and 2022 and the selected consolidated balance sheet data as of December 31, 2024 and December 31, 2023 from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2025. We derived the selected consolidated statements of operations data for the six months ended June 30, 2025 and 2024 and the selected consolidated balance sheet data as of June 30, 2025 from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2025. We derived the selected consolidated balance sheet data as of December 31, 2022 from our Annual Report on Form 10-K filed with the SEC on February 29, 2024. When you read the selected consolidated financial and other data, it is important that you read it together with the historical consolidated financial statements and the related notes included in our annual reports as well as the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual reports. Our historical results are not necessarily indicative of the results to be expected for any future period, and our interim results are not necessarily indicative of results to be expected for the full year or any other period.

Selected Consolidated Statements of Operations

	For the Year Ended			For the Six Months Ended
	December 31,			June 30,
	(In thousands, except per share amounts)
	2022	2023	2024	2024	2025
Revenue:
SaaS	$117,180	$160,961	$$230,667	$104,954	$146,259
Term license and support	57,214	52,744	44,560	20,988	20,112
Services	41,283	44,795	44,036	20,998	25,423
Maintenance	16,662	13,325	11,219	5,555	3,288
Total revenue	232,339	271,825	330,482	152,495	195,082
Cost of revenue:
SaaS	27,313	35,924	41,544	19,515	26,560
Term license and support	2,006	1,946	1,584	829	796
Services	36,037	38,807	38,757	18,720	22,718
Maintenance	920	783	641	320	304
Total cost of revenue	66,276	77,460	82,526	39,384	50,378
Gross profit	166,063	194,365	247,956	113,111	144,704
Operating expenses:
Sales and marketing	110,638	112,105	122,869	60,409	70,295
General and administrative	65,132	61,271	69,222	35,052	38,379
Research and development	31,359	36,340	48,699	22,989	25,649
Total operating expenses	207,129	209,716	240,790	118,450	134,323
Income (loss) from operations	(41,066)	(15,351)	7,166	(5,339)	10,381
Other (expense) income, net	7,416	(3,263)	(31,565)	(3,566	1,346
Income (loss) before income taxes	(33,650)	(18,614)	(24,399)	(8,905)	11,727
Income tax expense	5,038	2,887	4,743	5,987	5,268
Net income (loss)	$(38,688)	$(21,501)	$(29,142)	(14,892)	6,459
Net income (loss) income attributable to noncontrolling interest	2,942	224	(52)	(367)	321
Net income (loss) available to common stockholders	$(41,630)	$(21,725)	$(29,090)	(14,525)	6,138
Basic and diluted net income (loss) per share	$(0.23)	$(0.12)	$(0.16)	$(0.08)	$0.03
Basic shares used in computing loss per share	181,957	182,257	183,721	182,150	201,516
Diluted shares used in computing loss per share	181,957	182,257	183,721	182,150	226,951

Selected Consolidated Statements of Comprehensive Loss

	For the Year Ended			For the Six Months Ended
	December 31, (In thousands)			June 30, (In thousands)
	2022	2023	2024	2024	2025
Net (loss) income	$(38,688)	$(21,501)	$(29,142)	$(14,892)	$6,459
Other comprehensive (loss) income net of taxes
Unrealized (loss) gain on available-for-sale securities	—	100	(106)	(141)	(17)
Foreign currency translation adjustments	(250)	1,104	(2,608)	(399)	7,131
Total other comprehensive (loss) income	(250)	1,204	(2,714)	(540)	7,114
Total comprehensive (loss) income	$(38,938)	$(20,297)	$(31,856)	$(15,432)	$13,573
Comprehensive income (loss) attributable to noncontrolling interest	3,003	238	(144)	(441)	432
Total comprehensive (loss) income available to common stockholders	$(41,941)	$(20,535)	$(31,712)	$(14,991)	$13,141

Selected Consolidated Balance Sheets

	December 31,			June 30,
	2022	2023	2024	2025
	(In thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$227,188	$223,162	$290,735	$429,816
Short-term investments	2,620	3,721	167	325
Accounts receivable, net	66,474	85,877	87,365	93,329
Prepaid expenses and other current assets	10,013	12,824	16,528	16,353
Total current assets	306,295	325,584	394,795	539,823
Property and equipment, net	5,537	5,118	5,289	6,224
Goodwill	18,904	19,156	17,715	38,818
Intangible assets, net	11,079	10,546	8,889	11,569
Operating lease right-of-use assets	15,855	13,908	15,954	18,343
Deferred contract costs	48,553	54,675	59,838	63,300
Other assets	9,310	13,595	16,575	22,052
Total assets	$415,533	$442,582	$519,055	$700,129
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$1,519	$1,384	$2,352	$1,806
Accrued expenses and other current liabilities	47,784	53,766	76,135	67,958
Current portion of deferred revenue	93,405	121,515	144,468	158,465
Total current liabilities	142,708	176,665	222,955	228,229
Long-term operating lease liabilities	11,348	9,383	9,909	11,592
Long-term portion of deferred revenue	8,085	7,741	8,840	11,773
Earn-out shares liabilities	6,631	18,346	—	—
Other liabilities	3,607	5,603	6,403	5,400
Total liabilities	172,379	217,738	248,107	256,994
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	14,007	6,038	—	—
Total mezzanine equity	14,007	6,038	—	—
Stockholders’ equity
Common stock, US$0.0001 par value; 1,000,000 shares authorized, 211,139,194,071, 184,652 and 185,278 shares issued and outstanding as of June 30, 2025 and December 31, 2024, 2023 and 2022, respectively	19	18	19	21
Additional paid-in capital	665,715	667,881	779,007	953,446
Treasury Stock	(21,666)	—	—	—
Accumulated other comprehensive income	2,006	3,196	576	7,615
Accumulated deficit	(416,927)	(460,496)	(510,448)	(517,947)
Noncontrolling interest	—	8,207	1,794	—
Total stockholders’ equity	229,147	218,806	270,948	443,135
Total liabilities, mezzanine equity, and stockholders’ equity	$415,533	$442,582	$519,055	$700,129

Additional Key Business Metrics for the Years Ended December 31, 2024, 2023 and 2022 and the Six Months Ended June 30, 2024 and 2025

Our management reviews the following key business metrics to measure our performance, identify trends affecting our business, formulate business plans, make strategic decisions, and effectively allocate resources. We believe that both management and investors benefit from referring to these metrics to evaluate progress against our growth strategies and gain additional transparency into performance trends.

	As of and for the Year Ended
	December 31,
	2022	2023	2024
Total ARR ($ millions)	$214.7	$264.5	$327.0

ARR Contributions (% of Total ARR)(1)
Professional and Administrative Services	15	12	12
Finance and Insurance	14	12	12
Federal Government	11	11	11
Manufacturing and Production	10	10	10
State and Local Government	9	8	8
Construction	7	7	7
Healthcare	6	5	5
Retail	5	6	6
Information Technology	4	5	5
Life Sciences and Pharmaceutical	4	3	3
Energy & Utilities	4	3	3
Education	3	4	4
Other	8	14	13

North America	45	45	44
EMEA	35	35	35
APAC	20	20	21

Direct	53	49	45
Channel	47	51	55

Incremental ARR from New Customers	58	50	32
Incremental ARR from Existing Customers	42	50	68

Control Suite	27	27	28
Modernization Suite	15	12	11
Resilience Suite	58	61	62

Enterprise	51	52	53
Mid-Market	30	29	28
SMB	19	18	19

Dollar-Based Gross Retention Rate (FX Adjusted) (%)	87	87	89
Dollar-Based Gross Retention Rate (%)	86	86	88
Dollar-Based Net Retention Rate (FX Adjusted) (%)	107	109	111
Dollar-Based Net Retention Rate (%)	103	108	110

Total Customers	17,085	21,214	25,178
Customers with over $100,000 in ARR	454	547	666
Customers with over $250,000 in ARR	137	178	225
Customers with over $500,000 in ARR	40	53	81
Customers with over $1,000,000 in ARR	12	18	26

(1) Percentages reflect the impact of rounding and may not foot.

	As of and for the Six Months Ended
	June 30,
	2024	2025
Total ARR ($ millions)	$290.1	$367.6
Dollar-Based Gross Retention Rate (FX Adjusted) (%)	87	89
Dollar-Based Net Retention Rate (FX Adjusted) (%)	110	112

Total ARR

We believe ARR further enables measurement of our business performance, is an important metric for financial forecasting, and better enables us to make strategic business decisions. We calculate ARR as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. We leverage our customer relationship management system to analyze ARR in multiple ways, including by industry vertical, geographic region, and segment, as well as by route to market, product suite, and the contribution coming from new and existing customers. New customers are defined to be those whose client relationship began or was resumed during the period.

Growth in ARR is driven by both new customer acquisition and the expansion of existing customer relationships. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers.

Dollar-Based Gross Retention Rate

We believe Dollar-Based Gross Retention Rate further enables measurement of our business performance and demonstrates the recurring nature of our relationships with our existing customers and ability to preserve our recurring revenue streams. Dollar-Based Gross Retention Rate is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. We then calculate ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate and adjust for the impact of foreign exchange fluctuations as compared to the Prior Period.

Our Dollar-Based Gross Retention Rate (FX Adjusted) (“GRR”) also varies by customer characteristics, in general the larger the customer, the higher the GRR. In addition, our overall GRR includes the ARR associated with our migration products, which despite being a subscription offering, have meaningfully lower customer renewal rates due to their association with projects that typically have a fixed end date. In 2024, had these products been excluded from the calculation, our GRR would have been 91%.

Dollar-Based Net Retention Rate We believe Dollar-Based Net Retention Rate further enables measurement of our business performance and demonstrates our ability to retain and expand our business with our existing customer relationships. Dollar-Based Net Retention Rate is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. We then calculate ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate and adjust for the impact of foreign exchange fluctuations as compared to the Prior Period.

Total Customers

We define total customers as the total count of all customers that were invoiced over the period.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we disclose the following non-GAAP measures: free cash flow, free cash flow margin and recurring revenue. We define free cash flow as net cash provided by (used in) operating activities less cash used for the purchase of property and equipment. We define free cash flow margin as free cash flow divided by revenue. We consider SaaS, term license and support, and maintenance revenues to be recurring revenue and services revenue to be the non-recurring component of total revenue.

We believe these non-GAAP measures provide investors with additional insight into our operational performance, liquidity and into trends affecting our business. In particular, we believe certain investors view free cash flow and free cash flow margin as alternative liquidity based non-GAAP measures to compare against the income-statement derived non-GAAP operating income and non-GAAP operating margin measures. Non-GAAP operating income and non-GAAP operating margin eliminate the effects of stock-based compensation and of the amortization of acquired intangible assets, which are unrelated to current operations and are neither comparable to the prior period nor predictive of future results. The elimination of the effect of stock-based compensation expense and the amortization of acquired intangible assets, both of which are non-cash expenses, provides a better representation as to the overall operating performance of the company. Free cash flow and free cash flow margin are similar liquidity-based non-GAAP measures based on net cash provided by (used in) operating activities which also have the impact of eliminating the impact of non-cash expenses while accounting for cash used in the purchase of property and equipment. We believe certain investors view recurring revenue as a more predictable and consistent alternative to total revenue in assessing our operational performance and future trends. Management uses non-GAAP financial measures (a) to evaluate our historical and prospective financial performance and trends as well as our performance relative to our peers, (b) to set and approve spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, and (e) to assess financial discipline over operational expenditures.

Non-GAAP financial measures should not be considered as an alternative to net cash provided by (used in) operating activities, operating income, operating margin, total revenue or any other performance measures derived in accordance with GAAP as measures of performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of free cash flow and free cash flow margin from the most comparable GAAP measure, net cash provided by (used in) operating activities, as well as recurring revenue to the most comparable GAAP measure, total revenue, for the periods presented:

	For the Year Ended			For the Six Months Ended
	December 31, (In thousands)			June 30, (In thousands)
	2022	2023	2024	2024	2025

Net cash provided by (used in) operating activities	$(774)	$34,694	$88,894	$23,914	$20,765
Purchase of property and equipment	(3,853)	(2,087)	(3,044)	(896)	(2,479)
Free cash flow	(4,627)	32,607	85,850	23,018	18,286
Free cash flow margin (%)	(2.00)%	12.05%	26.0%	15.1%	9.4%

Total revenue	232,339	271,825	330,482	152,495	195,082
Services revenue	(41,283)	(44,795)	(44,036)	(20,998)	(25,423)
Recurring revenue	191,056	227,030	286,446	131,497	169,659

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are incorporated by reference into this prospectus supplement, in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Ownership of Our Common Stock

The market price of our common stock may be volatile, which could cause the value of our common stock to decline.

The trading price of our common stock on Nasdaq has been, and the trading price of our common stock may be volatile, and could be subject to significant price and volume fluctuations. Securities markets worldwide experience significant price and volume fluctuations as a result of a variety of factors, many of which are beyond our control but may nonetheless decrease the market price of our common stock, regardless of our actual operating performance, including:

●	public reaction to our press releases, announcements and filings with the SEC and SGX-ST;
●	our operating and financial performance;
●	fluctuations in market prices and trading volumes of technology companies;
●	changes in market valuations of similar companies;
●	departures of key personnel;
●	commencement of or involvement in litigation or government investigations;
●	changes in law;
●	changes in economic and political conditions, financial markets, and/or the technology industry;
●	interest rate fluctuations;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	actions by our securityholders;
●	the failure of securities analysts to cover our common stock and/or changes in their recommendations and estimates of our financial performance;
●	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments;
●	future sales of our common stock;
●	trading prices and trading volumes of our common stock; and
●	the other factors described in these “Risk Factors” or incorporated by reference into this prospectus supplement.

The stock market has in the past experienced extreme price and volume fluctuations, and, following periods of such volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Additionally, our listing on more than one stock exchange may result in price variations between the markets and volatility in our stock price. Our common stock is currently listed on Nasdaq and will be listed on the SGX-ST upon the Listing Date. Trading in our common stock will therefore take place in different currencies (i.e., in Singapore dollars on the SGX-ST and in U.S. dollars on Nasdaq Global Select Market), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Singapore). The trading prices of our common stock on two markets may differ as a result of these, or other, factors. Any decrease in the price of our common stock on either market could cause a decrease in the trading prices of our common stock on the other market. In addition, investors may seek (subject to the Non-Fungibility Period) to profit by exploiting the difference, if any, between the price of our common stock on the SGX-ST and Nasdaq. Such arbitrage activities could cause our stock price in the market with the higher value to decrease to the price set by the market with the lower value and could also lead to significant volatility in the price of our common stock. The end of the Non-Fungibility Period may trigger additional significant volatility in the price of our common stock.

Changes in the value of foreign currencies relative to the U.S. dollar can affect our revenue and results of operations. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and results of operations. In addition, to the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our common stock on the SGX-ST or Nasdaq could be lowered.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our common stock.

We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our software, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of our common stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their common stock and diluting their interest.

A small number of stockholders have substantial control over us, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Our directors and executive officers and their respective affiliates beneficially own, in the aggregate, approximately 24.14% of our outstanding common stock as of August 1, 2025. This significant concentration of ownership may have a negative impact on the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our common stock may decline.

We provide public guidance on our expected operating and financial results for future periods. This guidance consists of forward-looking statements, subject to the risks and uncertainties described in this prospectus supplement and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

We have incurred (and will continue to incur) significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has, and will continue to, increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities in which we did not engage as a private company.

For example, we have adopted internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will continue to be incurred. Following the Listing Date we will also be subject to certain incremental rules of the SGX-ST and will incur further associated costs. Furthermore, if any issues in complying with those requirements are identified (for example, the prior remediated material weaknesses in our internal control over financial reporting identified in our public filings), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance.

Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We have no current plans to pay cash dividends on our common stock; as a result, stockholders may not receive any return on investment unless they sell their common stock for a price greater than the public offering price.

We have no current plans to pay dividends on our common stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that our board of directors may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, stockholders may not receive any return on an investment in our common stock unless they sell their shares for a price greater than that which they paid for them. If we declare and pay dividends such payment will be in U.S. dollars distributed via DTC to CDP. Direct CDP Depositors who hold an account with CDP and not a Depository Agent will have their dividends converted into Singapore dollars via CDP’s currency conversion service by default (and thus bear the risks associated with such foreign exchange conversion), unless such direct CDP Depositors have opted out. Depository Agents may make the necessary arrangements for onward distribution to CDP Depositors in Singapore dollars or another preferred currency, subject to such Depository Agent’s terms and conditions. See “Dividend Policy” for more information.

If securities and industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock on Nasdaq is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts currently covering our securities ceases coverage, the trading price for our common stock may be negatively impacted. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property, or our common stock performance, or if our results of operations fail to meet the expectations of analysts, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Equity research analysts in Singapore do not currently provide coverage of our common stock, and we cannot assure you that any equity research analysts will adequately provide research coverage of our common stock after the listing of our common stock on SGX-ST. A lack of adequate research coverage may harm the liquidity and trading price of our common stock. To the extent equity research analysts do provide research coverage of our common stock, we will not have any control over the content and opinions included in their reports. The trading price of our common stock could decline if one or more equity research analysts downgrade our stock or publish other unfavorable commentary or research. If one or more equity research analysts cease coverage of our company, or fail to regularly publish reports on us, the demand for our common stock could decrease, which in turn could cause our trading price or trading volume to decline.

Future sales of our common stock in the public market could cause the market price of our common stock to decline and dilute your ownership interests.

Sales of a substantial number of shares of our common stock in the public market following the closing of this offering, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock. In addition, the issuance of additional shares or other equity additional shares or other equity securities of equal or senior rank would have the following effects: (1) Existing stockholders’ proportionate ownership interest in us will decrease; (2) The amount of cash available per share, including for payment of dividends in the future, may decrease; (3) The relative voting strength of each previously outstanding share of common stock may be diminished.

In connection with this offering, we and the selling securityholders (including KEM Phoenix, which is selling up to 1,993,550 additional shares of common stock at the public offering price) and/or their beneficial owners have entered into lock-up agreements with the underwriters and/or agreements with market stand-off provisions that restrict our and their ability to sell or transfer shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock, for a period of 90 days from the date of this prospectus supplement, which we refer to as the lock-up period, subject to certain customary exceptions and certain provisions that provide for the early release of certain shares. See the section titled “Underwriting” for a discussion of such exceptions that may allow for sales during the lock-up period. In addition, UBS Securities LLC may, in its capacity as representative on behalf of the underwriters, release us and the selling securityholders and/or their beneficial owners from the lock-up agreements prior to the end of the lock-up period. If not earlier released, all of our shares of our common stock, other than those sold in this offering, which are freely tradable, will become eligible for sale upon expiration of the lock-up period, except for any shares held by our affiliates as defined in Rule 144 under Securities Act.

As of June 30, 2025, there were 947,596 DeSPAC Warrants to purchase common stock outstanding. Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms. In addition, as of June 30, 2025, up to 21,962,449 shares of our common stock may be issued upon exercise of outstanding stock options and up to 8,058,597 shares of our common stock may be issued upon settlement of unvested time-based RSUs, and up to 36,573,006 shares of our common stock are available for future issuance under our 2021 Equity Incentive Plan, which amount may be subject to increase from time to time, and will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, exercise limitations, the lock-up agreements and market stand-off provisions. We have registered all of the shares of our common stock issuable upon exercise of outstanding options or other equity incentive awards we may grant in the future for public resale under the Securities Act. If these additional shares of our common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Based on 211,926,808 shares of our common stock issued and outstanding as of August 1, 2025, immediately after the closing of this offering we will have outstanding a total of 211,926,808 shares of common stock.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

Our certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

●	The division of our board of directors into three classes and the election of each class for three-year terms;
●	Advance notice requirements for stockholder proposals and director nominations;
●	Provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;
●	Restrictions on business combinations with interested stockholders;
●

In certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

●	No cumulative voting;
●	The required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and
●

The ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of the Certificate of Incorporation and the Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although these provisions are expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations. See “About this Prospectus Supplement—Enforcement of Civil Liabilities” for further details on the ability of CDP Depositors to bring litigation or participate in class action lawsuits against us in the United States.

Risks Related to the Offering and our Listing on the SGX-ST

The initial offering price of our common stock in Singapore may not be indicative of the market price of our common stock before or after this offering.

No offering is being made to public or retail investors in Singapore. This prospectus supplement does not constitute a prospectus under Singapore law and has not been lodged with or registered by the Monetary Authority of Singapore. The offering price for this offering was determined by negotiations between the selling securityholders and the underwriters, based on numerous factors which we discuss in the section titled “Underwriting,” and may not be indicative of the market price of our common stock on Nasdaq prior to this offering or the market price of our common stock on SGX-ST and/or Nasdaq after this offering. If you purchase our common stock, you may not be able to resell those shares at or above the public offering price and your ability to resell on Nasdaq may be limited, in particular during the Non-Fungibility Period during which you will have no ability to resell on Nasdaq, see “—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST.”

The offering will be conducted under the book-based system operated by CDP and will be settled exclusively on the SGX-ST.

Except as may be otherwise agreed by us and the underwriters, the initial trading and settlement of the common shares offered and sold in this offering will take place under a book-entry (scripless) securities settlement system operated by CDP, the Singapore clearing house and central depository. A purchaser of shares in this offering will receive only a customary confirmation from the registered dealer from or through whom shares are purchased and who is a CDP depository agent. CDP is a DTC participant. The shares being offered will be held as book-entry interests in our registered common stock by CDP for and on behalf of persons who maintain, either directly, or indirectly through CDP depository agents, securities accounts with CDP. See “Underwriting”. This offering will be settled exclusively on the SGX-ST. The common stock offered hereby will be subject to one-way restrictions on fungibility between our common stock traded on Nasdaq and on the SGX-ST, which will mean this common stock will only trade on the SGX-ST during the Non-Fungibility Period and will be restricted by CDP from being transferred from CDP’s DTC account to any other DTC participant during the Non-Fungibility Period. We expect that there will be limited two-way fungibility between our common stock traded on Nasdaq and on the SGX-ST following the Non-Fungibility Period, see “—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST.”

An active, liquid, and orderly market for our common stock on the SGX-ST may not develop or be sustained. You may be unable to sell your shares of our common stock at or above the price at which you purchased them.

We have received an eligibility-to-list letter from the SGX-ST, and we currently expect our common stock to be listed and traded on SGX-ST upon the Listing Date. Should the eligibility-to-list letter from the SGX-ST be revoked, then the listing will not occur and the non-revocation of the eligibility-to-list letter by the SGX-ST is one of the conditions precedent to the obligations of the underwriters. Prior to listing on the SGX-ST, there has been no public market for our common stock in Singapore. Listing and quotation of our common stock on SGX-ST does not guarantee that a trading market for our common stock on the SGX-ST will develop or that an active, liquid, and orderly trading market for our common stock on the SGX-ST will be sustained, in particular following the Non-Fungibility Period, which could significantly depress the trading price of our common stock on SGX-ST and/or result in significant volatility, which could affect your ability to sell your shares of our common stock. Once our common stock is tradable on the SGX-ST, the trading prices of our common stock on the SGX-ST and Nasdaq may differ significantly due not only to currency fluctuations but also due to differences in market liquidity for the common stock, trading participants and investor bases, exchange trading systems, foreign exchange rates and other factors outside of our control. There is no guarantee that the trading prices of our common stock on the SGX-ST will be equivalent to the trading prices of the common stock on Nasdaq. In addition, fungibility of our common stock between SGX-ST and Nasdaq is subject to the Non-Fungibility Period and other risks, see “—Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST.”

The different characteristics of the capital markets in Singapore and the U.S. may negatively affect the trading prices of our common stock.

Upon the listing of our common stock on the SGX-ST, we will be subject to Singapore and Nasdaq listing and regulatory requirements concurrently. The SGX-ST and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our common stock may not be the same, even allowing for currency differences. Fluctuations in the price of our common stock traded on Nasdaq due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our common stock traded on the SGX-ST, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our common stock notwithstanding that such event may not impact the trading prices of securities listed in Singapore generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Singapore capital markets, the historical market prices of our common stock may not be indicative of the trading performance of our common stock after the listing.

Since there will be a gap of several days between pricing and trading of our shares, the price of our shares traded on Nasdaq may fall during this period and could result in a fall in the price of our shares to be traded on the SGX-ST.

The public offering price of the shares of our common stock was determined on         , 2025. However, our shares will not commence trading on the SGX-ST until the trading day after such shares are delivered, which is expected to be on or about         , 2025. As a result, investors may not be able to sell or otherwise deal in our shares on the SGX-ST during that period. Accordingly, holders of our shares are subject to the risk that the trading price of our shares could fall when trading commences on the SGX-ST as a result of adverse market conditions or other adverse developments that could occur between        , 2025 and the time trading begins on the SGX-ST. In particular, as our shares will continue to be traded on Nasdaq and as their price can be volatile, any fall in the price of our shares may result in a fall in the price of our shares to be traded on the SGX-ST.

CDP Depositors may be diluted as they may not be able to participate in any additional equity fundraising or rights issue.

We may in the future require additional equity funding and stockholders may face dilution of their shareholdings should we issue new common stock to obtain such equity funding. Furthermore, if we were to conduct a follow-on offering or rights issue in the United States only, CDP Depositors may not be able to participate in such a follow-offering or rights issue. Compliance with securities laws or other regulatory provisions in Singapore may prevent us from offering such securities or rights to CDP Depositors without us incurring substantial additional costs (over and above any requirements we must comply with in the United States) involved in the offering of such securities or rights to CDP Depositors, including having to lodge an offer information statement with the monetary authority of Singapore. If that is the case, CDP Depositors will face dilution of their beneficial shareholdings.

Stabilization in the United States will not occur following this offering. Stabilization will be undertaken on the SGX-ST in accordance with applicable laws and regulations, including the Exchange Act, the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption, and all stabilizing action shall (if commenced) cease, and no stabilizing action shall by undertaken if the MAS Stabilization Exemption is withdrawn or revoked.

The Company will not take, directly or indirectly, any action in the United States designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the common stock offered hereby. In many similar offerings, certain of the underwriters undertake stabilization in the United States as permitted by Rule 104 under Regulation M. However, no stabilization will be undertaken in the United States in connection with this offering.

In consideration that the common stock offered hereby will be settled exclusively through CDP as described above and common stock sold in this offering will be subject to restrictions on fungibility between our common stock traded on SGX-ST and on Nasdaq for a period of 30 days following the Listing Date, see “Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST—A Non-Fungibility Period will apply for 30 days following the settlement of this offering,” UBS AG, Singapore Branch (or its affiliates or other persons acting on its behalf) may over-allot common stock or effect transactions that stabilize or maintain the market price of our common stock on the SGX-ST at levels that might not otherwise prevail in the open market on the SGX-ST. Such transactions if they occur will only be effected on the SGX-ST and not in other jurisdictions. Any stabilization on the SGX-ST must be undertaken in compliance with all applicable laws and regulations, including the Exchange Act and the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption. However, neither we nor the selling securityholders can assure you that the stabilizing manager (or its affiliates or other persons acting on its behalf) will undertake any stabilizing action.

Such transactions may commence on or after the Listing Date and, if commenced, may be discontinued at any time and must not be effected after the earlier of (i) the date falling 30 days after the Listing Date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf) has bought on the SGX-ST, an aggregate of 1,993,550 shares of common stock, representing not more than 15.0% of the total number of shares of common stock offered hereby, to undertake stabilizing actions. In the event the MAS Stabilization Exemption is withdrawn or revoked by the MAS for any reason whatsoever, all stabilizing action shall (if commenced) cease, and no stabilizing action shall by undertaken by the stabilizing manager (or its affiliates or other persons acting on its behalf) thereafter.

Risks Related to the Fungibility of our Common Stock between Nasdaq and SGX-ST

A Non-Fungibility Period will apply for 30 days following the settlement of this offering.

In consultation with the underwriters, in order to support the development of liquidity on the SGX-ST we have requested that CDP impose the Non-Fungibility Period. The Non-Fungibility Period will block the ability of CDP Depositors holding common stock trading on the SGX-ST to transfer their common stock to Nasdaq for a period of 30 days following the settlement of this offering, or until         , 2025 by CDP refusing to action any requests to transfer our common stock that it holds as DTC participant to any other DTC participant. The imposition and maintenance of the Non-Fungibility Period is subject to the rules and operating practices of DTC. However, holders of our common stock trading on Nasdaq will be able to transfer their common stock to SGX-ST during the Non-Fungibility Period, in compliance with the procedures as set out in “Clearance and Settlement.” Due to the limits on arbitrage during the Non-Fungibility Period, the prices of our common stock traded on the SGX-ST and our common stock traded on Nasdaq may diverge substantially. Furthermore, there may be substantial additional volatility in our share price, particularly on the SGX-ST, as a result of the inability of our common stock to trade between the two markets during the Non-Fungibility Period. In addition, as the end of the Non-Fungibility Period approaches, short interest in our common stock may increase as arbitrageurs anticipate the return of limited fungibility, as described below.

Fungibility of our Common Stock between Nasdaq and SGX-ST is limited.

Only common stock held by CDP Depositors will be eligible for trading on SGX-ST. In addition, we have made arrangements with CDP to prohibit the withdrawal or deposit of common stock in certificated or “scrip” form to prevent restricted securities from being deposited into CDP.

We have not coordinated with our stockholders, other than Anchor IV as the Stock Lender, to move any or all of our issued and outstanding common stock from our existing US transfer agent to a separate Singapore share register or CDP deposit account in order to facilitate fungibility and conversion between common stock trading between Nasdaq and the SGX-ST. During the Non-Fungibility Period, we expect that only the common stock sold in this offering and via the overallotment option (to the extent exercised) as well as a portion of Anchor IV’s remaining shareholdings and any common stock our stockholders choose to transfer from Nasdaq to SGX-ST will be available for trading on the SGX-ST. Following the Non-Fungibility Period, we cannot assure you that we or our stockholders will take further action to encourage our stockholders to become CDP Depositors. In particular, becoming a CDP depositor requires account opening and other procedural steps that may be unattractive to our holders of our common stock trading on Nasdaq.

Following the Non-Fungibility Period, a limited two-way fungibility scheme via DTC has been put in place by CDP for the common stock, subject to such procedural restrictions as may be imposed from time to time by CDP and stockholders’ brokers, Depository Agents, custodians or other relevant market participants.

Transfer between our common stock traded on SGX-ST and our common stock traded on Nasdaq may adversely affect the liquidity and/or trading price of each other.

Our common stock is currently traded on Nasdaq. Following the expiration of the Non-Fungibility Period and subject to compliance with U.S. securities law and procedures of CDP, holders of our common stock may use CDP’s procedures for cross border securities transfers via DTC to transfer common stock traded on SGX-ST to common stock traded on Nasdaq. Any holder of common stock traded on Nasdaq may also transfer such interests for trading on the SGX-ST. In the event that a substantial number of shares of common stock are exchanged, the liquidity and trading price of our common stock on the SGX-ST and common stock on Nasdaq may be adversely affected.

The time required for the transfer between common stock traded on SGX-ST and common stock traded on Nasdaq might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the transfer involves costs.

There is no direct trading or settlement between Nasdaq and the SGX-ST on which our common stock will be traded. CDP both acts as central depositary for the SGX-ST and is a DTC participant and facilitates settlement between the two markets via its procedures for cross border securities transfers via DTC. In addition, the time differences between Singapore and New York, unforeseen market circumstances, temporary closure of the facilities offered by CDP for cross border securities transfers via DTC, the procedures of a stockholder’s brokers in Singapore and/or the United States or other factors may delay the transfer of common stock from trading on the SGX-ST to Nasdaq (and vice versa). Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any transfer of common stock from trading on the SGX-ST to Nasdaq (and vice versa) will be completed in accordance with the timelines that investors may anticipate. Furthermore, CDP and other DTC participants are entitled to charge holders fees for cross border securities transfers via DTC. Brokers in the Singapore and/or the United States may charge additional fees. As a result, stockholders who transfer common stock from trading on the SGX-ST to Nasdaq (and vice versa), may not achieve the level of economic return the stockholders may anticipate.

There are exchange rate risks in trading in our common stock on SGX-ST and dividends distributed by us may also be affected.

Investors should note that transactions in our common stock on Nasdaq will be settled in U.S. dollars, while transactions in our common stock on the SGX-ST will be settled in Singapore dollars. As such, the relative returns to stockholders on the SGX-ST may be affected by changes in the prevailing exchange rate between the Singapore dollar and the U.S. dollar between the time you purchase common stock traded on the SGX-ST and the time you sell. Any fluctuation in exchange rates of this nature may have an impact on the proceeds which you receive from the sale of your common stock. If we declare and pay dividends such payment will be in U.S. dollars distributed via DTC to CDP. Direct CDP Depositors who hold an account with CDP and not a Depository Agent will have their dividends converted into Singapore dollars via CDP’s currency conversion service by default (and thus bear the risks associated with such foreign exchange conversion), unless such direct CDP Depositors have opted out. Depository Agents may make the necessary arrangements for onward distribution to CDP Depositors in Singapore dollars or another preferred currency, subject to such Depository Agent’s terms and conditions. See “Dividend Policy” for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions intended to identify statements about the future. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to volume growth, sales, earnings, and statements expressing general views about future operating results — are forward-looking statements. These forward-looking statements are, by their nature, subject to significant risks and uncertainties, and are based on the beliefs of, as well as assumptions made by and information currently available to, our management. Our management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Readers should evaluate all forward-looking statements made in the context of these risks and uncertainties. The important factors referenced above may not contain all of the factors that are important to investors. These statements speak only as of the date of this prospectus supplement and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our future operating or financial results;
•	future acquisitions, business strategy and expected capital spending;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	the implementation, market acceptance and success of our business model and growth strategy;
•	our dependency on our partnership with Microsoft and other major software providers;
•

expectations and forecasts with respect to the size and growth of the cloud industry and digital transformation by our technology partners in general and Microsoft’s products and services in particular;

•	the ability of our products and services to meet customers’ compliance and regulatory needs and preferences in light of changing technology and evolving industry standards;
•	the success of our resale and distribution partnerships for the SMB customer segment;
•	our ability to compete with others in the digital transformation industry;
•	our ability to retain our customers and grow our market share;
•	our ability to attract and retain qualified employees and management;
•

our ability to adapt to changes in customer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new regions;

•	developments and projections relating to our competitors and industry;
•	our ability to develop and maintain our brand and reputation;
•

unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations and future growth;
•	the effects of inflation both within our industry and the macro-economy; and
•	the effects of foreign currency exchange.

The foregoing list of risks is not exhaustive. Other sections of this prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘Risk Factors’’ section of this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the Registration Statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

MARKET, INDUSTRY AND OTHER DATA

Within this prospectus supplement, we reference information and statistics regarding the industry and market within which we compete and our competitive position. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information contained in this prospectus supplement are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal company research, surveys, and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position, and market share within these industries. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated by reference, including our Annual Report. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling securityholders identified in this prospectus supplement, but we have agreed to pay the selling securityholders and Anchor IV for certain of their expenses in connection with this offering, excluding all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.

We will not receive any proceeds if the underwriters exercise the option to purchase additional shares of common stock from the Over-allotment Option Grantor.

The principal purposes of this offering are to increase our financial flexibility and create a market for our common stock on the SGX-ST.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock in the past, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. Subject to such restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. If we declare and pay dividends such payment will be in U.S. dollars distributed via DTC to CDP. Direct CDP Depositors who hold an account with CDP and not a Depository Agent will have their dividends converted into Singapore dollars via CDP’s currency conversion service by default (and thus bear the risks associated with such foreign exchange conversion), unless such direct CDP Depositors have opted out. Depository Agents may make the necessary arrangements for onward distribution to CDP Depositors in Singapore dollars or another preferred currency, subject to such Depository Agent’s terms and conditions.

PRINCIPAL AND SELLING SECURITYHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 1, 2025 by:

●	each person who, to our knowledge, owns more than 5% of our common stock,
●	each of our named executive officers and directors,
●	all of our executive officers and directors as a group, and
●	each of the selling securityholders.

Shares of our common stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of August 1, 2025, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of August 1, 2025, we had 211,926,808 shares of our common stock issued and outstanding. Applicable percentage ownership after this offering is based on 211,926,808 shares outstanding immediately after the closing of this offering. The table below, including the applicable percentage ownership after this offering, does not give effect to any purchase of shares of our common stock by investors who have indicated a non-binding interest in purchasing shares of our common stock in this offering or the exercise of the underwriters’ option to purchase additional shares of our common stock from the selling securityholders in this offering.

Name of Beneficial Owner(1)	Shares Beneficially Owned Prior to this Offering		Shares of our Common Stock Being Offered	Shares Beneficially Owned Following this Offering
	Shares	%(2)		Shares	%
5% or Greater stockholders
Zhijian Lu (3)	20,004,869	9.38%	7,006,428	12,998,441	6.10%
65 Equity Partners (4)	16,666,600	7.86%	-	16,666,600	7.86%
The Vanguard Group, Inc. (5)	14,517,907	6.85%	-	14,517,907	6.85%
Blackrock, Inc. (6)	11,041,268	5.21%	-	11,041,268	5.21%
James Zhu (7)	10,964,101	5.16%	-	10,964,101	5.16%
Directors and named executive officers
Xunkai Gong (8)	22,668,389	10.45%	2,068,966	20,599,423	9.50%
Tianyi Jiang (9)	21,860,953	10.05%	2,068,966	19,791,987	9.09%
John Ho (10)	4,382,679	2.07%	650,000	3,732,679	1.76%
Brian Michael Brown (11)	3,223,415	1.50%	500,000	2,723,415	1.27%
Jeff Epstein (12)	1,157,891	*	-	1,157,891	*
Jeff Teper (13)	573,821	*	-	573,821	*
James Caci (14)	429,030	*	216,000	213,030	*
Janet Schijns (15)	80,057	*	-	80,057	*
All directors and named executive officers as a group (8 persons) (16)	54,376,235	24.14%	5,503,932	48,872,303	21.41%
Other selling securityholders
Hyung Ra Hayes (17)	3,588,160	1.69%	550,000	3,038,160	1.41%
Mario Carvajal (18)	375,726	*	230,000	145,726	*

*Indicates ownership of less than 1%.

(1)

Unless otherwise indicated, the business address of each of the directors, executive officers and 5% or greater stockholders of the Company is C/O AvePoint, Inc., 525 Washington Blvd., Suite 1400, Jersey City, NJ 07310.

(2)

The percentage of beneficial ownership as to any person as of August 1, 2025 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after August 1, 2025, by the sum of the number of shares outstanding as of August 1, 2025 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after August 1, 2025. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown. In all cases, stock options and RSUs that are not scheduled to vest as of or within 60 days after the Ownership Date are excluded from this calculation.

(3)

Consists of (i) 18,732,934 shares of common stock, (ii) 1,262,476 shares of common stock underlying options exercisable within 60 days of August 1, 2025 and (iii) 9,459 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025. The 18,732,934 shares include (i) 131,526 shares held by Zhijian Lu, (ii) 1,636,127 shares held The Bridge Water Trust, (iii) 818,465 shares held by KEM Lily LLC, (iv) 6,490,938 shares held by Fire Stone Family Trust, (v) 7,201,286 shares held by KEM Phoenix, (vi) 818,465 shares held by KEM Rose LLC and (vii) 1,636,127 shares held by The Cherry Tree Trust. Mr. Lu has sole voting and dispositive power with respect to the shares held in his name and shares underlying options. Mr. Lu shares voting and dispositive power with Yan Ji with respect to shares held by Fire Stone Family Trust, KEM Lily LLC, KEM Rose LLC and KEM Phoenix. Mr. Lu shares voting and dispositive power with Jeffrey Scott Bardsley with respect to shares held by The Bridge Water Trust. Yan Ji shares voting and dispositive power with Wen Ji Bardsley with respect to shares held by The Cherry Tree Trust. KEM Phoenix has granted the underwriters an option to purchase themselves or through their respective affiliates, up to an additional 1,993,550 shares of our common stock, exercisable within a 30-day period, at the public offering price, solely to cover over-allotments in the offering, if any. Assuming the over-allotment option is exercised in full, KEM Phoenix’s stockholding would decrease by 1,993,550 shares.

(4)

Consists of 16,666,600 shares of common stock pursuant to the Schedule 13G filed with the SEC on September 25, 2023, disclosing the number of shares as of September 15, 2023. Ownership of these shares is shared equally by Anchor IV Pte. Ltd., Anchor @ 65 Pte. Ltd., Anchor Fund @ 65 Limited Partnership, Anchor GP Pte. Ltd., 65EP Investment IV Pte. Ltd., 65EP Investments Pte. Ltd., 65 Equity Partners Management (Singapore) Pte. Ltd., 65 Equity Partners Management Pte. Ltd., 65 Equity Partners Group Pte. Ltd., and 65 Equity Partners Pte. Ltd. (collectively, “65 Equity Partners”). The principal business address for 65 Equity Partners is 501 Orchard Road, #11-01 Wheelock Place, Singapore 238880. Anchor IV has entered into a Stock Lending Agreement to facilitate stabilization activities in Singapore pending the settlement of the overallotment option from KEM Phoenix, as described elsewhere in this prospectus supplement.

(5)

Consists of 14,517,907 shares of common stock (14,160,128 shares with sole dispositive power and 357,779 shares with shared dispositive power) pursuant to the Schedule 13G filed with the SEC on February 13, 2024, disclosing the number of shares as of December 29, 2023. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

Consists of 11,041,268 shares of common stock pursuant to the Schedule 13G filed with the SEC on January 29, 2024, disclosing the number of shares as of December 31, 2023. The principal business address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)

Consists of (i) 10,588,343 shares of common stock and (ii) 375,758 shares of common stock underlying options exercisable within 60 days of August 1, 2025. The 10,588,343 shares include (i) 409,232 shares held by James Zu, (ii) 413,816 shares held by MZ-Theta LLC, (iii) 972,783 shares held by MZ-Omega1 Trust, (iv) 856,555 shares held by The Shanmiao 2020 Trust, (v) 1,227,708 shares held by MZ-Alpha LLC, (vi) 1,227,708 shares held by MZ-Beta LLC, (vii) 409,232 shares held by MZ-Delta LLC, (viii) 409,232 shares held by MZ-Eta LLC, (ix) 2,367,545 shares held by MZ-Gamma LLC, (x) 856,555 shares held by The Zhijian 2020 Trust, (xi) 295,722 shares held by MZ-Iota Revocable Trust, (xii) 295,721 shares held by MZ-Kappa Revocable Trust and (xiii) 846,534 shares held by MZ-Omega2 Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma with respect to the shares held by MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC, MZ-Theta LLC, MZ-Iota Revocable Trust and MZ-Kappa Revocable Trust. Mr. Zhu shares voting and dispositive power with Brian Zhu with respect to the shares held by The Shanmiao Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma and Alec Zhu with respect to the shares held by The Zhijian 2020 Trust. Mr. Zhu has sole voting and dispositive power with respect to the shares held by MZ-Omega1 Trust, MZ-Omega2 Trust and shares underlying options.

(8)

Consists of (i) 17,769,702 shares of common stock (including 392,088 Company Earn-Out Shares issued in December 2024), (ii) 4,859,874 shares of common stock underlying options exercisable within 60 days of August 1, 2025 and (iii) 38,813 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025. The 17,769,702 shares include (i) 480,068 shares held by Mr. Gong, (ii) 4,655,608 shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (iii) 804,757 shares held by Mr. Gong’s affiliate Cadenza Holdings LLC, (iv) 239,431 shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, (v) 2,011,112 shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, (vi) 2,011,112 shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and (vii) 7,567,614 shares held by G Sonata Trust, for which Mr. Gong is a trustee. Mr. Gong holds voting and dispositive power with respect to the shares held of record by each trust.

(9)

Consists of (i) 16,173,432 shares of common stock (including 378,613 Company Earn-Out Shares issued in December 2024), (ii) 5,648,708 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025 and (iii) 38,813 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025. The 16,173,432 shares include (i) 262,613 shares held by Dr. Jiang, (ii) 4,737,023 shares held by Dr. Jiang’s affiliate River Valley Ltd., (iii) 2,678,631 shares held by Red Kite LLC, each of which Dr. Jiang may be deemed to beneficially own, (iv) 837,060 shares held by Capella 2022 GRAT II, (v) 3,338,392 shares held by the Capella 2023 GRAT, (vi) 2,888,135 shares held by Capella 2024 GRAT, (vii) 1,259,578 shares held by Capella 2024 GRAT II, in case of each of (iv)-(vii), for which Dr. Jiang is the trustee and (viii) 172,000 shares held by Dr. Jiang’s spouse.

(10)

Consists of (i) 96,655 shares of common stock held by Mr. Ho (including 70,134 Company Earn-Out Shares issued in December 2024) and (ii) 4,286,024 shares of common stock held by Mr. Ho’s affiliate, Balmoral Blue Limited. Mr. Ho and his wife, Anita Hong, may be deemed to beneficially own the shares held by Balmoral Blue Limited.

(11)

Consists of (i) 942,919 shares of common stock (including 75,542 Company Earn-Out Shares issued in December 2024), (ii) 2,243,468 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025 and (iii) 37,028 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025. The 942,919 shares include (i) 938,479 shares held by Mr. Brown and (ii) 4,440 shares held by Mr. Brown’s affiliate Zenaba, LLC.

(12)	Consists of 1,157,891 shares of common stock.
(13)

Consists of (i) 309,561 shares of common stock (including 9,001 Company Earn-Out Shares issued in December 2024) and (ii) 264,260 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025.

(14)

Consists of (i) 238,261 shares of common stock (including 4,354 Company Earn-Out Shares issued in December 2024), (ii) 157,900 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025 and (iii) 32,779 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025. For the avoidance of doubt, this figure excludes (i) 15,552 options granted on March 21, 2022 which are not exercisable within 60 days of August 1, 2025, and (ii) time-based RSUs granted as of March 21, 2022, of which 21,522 are unvested and hence not exercisable within 60 days of August 1, 2025.

(15)	Consists of 80,057 shares of common stock.
(16)

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 13,321,733 RSUs and stock options they have the right to exercise as of or within 60 days after August 1, 2025 and exclude 2,072,633 RSUs and stock options that are not scheduled to vest as of or within 60 days after August 1, 2025.

(17)

Consists of (i) 2,859,499 shares of common stock, (ii) 696,629 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025 and (iii) 32,032 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025.

(18)

Consists of (i) 288,667 shares of common stock, (ii) 38,843 shares of common stock issuable pursuant to options exercisable within 60 days of August 1, 2025 and (iii) 48,216 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of August 1, 2025.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. This description is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the complete text of the Certificate of Incorporation and the Bylaws filed as exhibits to the registration statement of which this prospectus supplement forms a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” Additionally, the following description of certain provisions of Delaware law is not complete and is qualified by reference to the DGCL. We urge you to read the Certificate of Incorporation, the Bylaws and the provisions of the DGCL referenced below in their entirety.

General

The Certificate of Incorporation authorizes us to issue up to 1,000,000,000 shares of common stock, par value US$0.0001 per share, and 20,000,000 shares of preferred stock, par value US$0.0001 per share.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Certificate of Incorporation, stockholders do not have cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

Under the Certificate of Incorporation, the Company’s board of directors may, without further action by the stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.

DeSPAC Warrants

As of June 30, 2025, there were 947,596 DeSPAC Warrants to purchase common stock outstanding. Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms. Each DeSPAC Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share. The DeSPAC Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of the DeSPAC Warrants cannot pay cash to exercise their DeSPAC Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such DeSPAC Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the DeSPAC Warrants is not effective within a specified period following the closing of the Business Combination, DeSPAC Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the DeSPAC Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their DeSPAC Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the DeSPAC Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the DeSPAC Warrants, multiplied by the difference between the exercise price of the DeSPAC Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise.

We may call the DeSPAC Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the DeSPAC Warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each DeSPAC Warrant holder;
•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the DeSPAC Warrants become exercisable and ending on the third trading day prior to the notice of redemption to DeSPAC Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such DeSPAC Warrants.

On June 6, 2025, the last sales price of our common stock was at least $18.00 per share on each of 20 trading days within a 30 trading day period. On June 11, 2025, we directed our warrant agent to issue a notice of redemption to each registered holder of its outstanding DeSPAC Warrants stating that, pursuant to the terms of the warrant agreement dated September 16, 2019, we would redeem all DeSPAC Warrants that remained outstanding as of July 11, 2025, at a redemption price of $0.01 per warrant.

The right to exercise will be forfeited unless the DeSPAC Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an DeSPAC Warrant will have no further rights except to receive the redemption price for such holder’s DeSPAC Warrant upon surrender of such DeSPAC Warrant.

If we call the DeSPAC Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise DeSPAC Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the DeSPAC Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the DeSPAC Warrants, multiplied by the difference between the exercise price of the DeSPAC Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of DeSPAC Warrants.

The DeSPAC Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Such warrant agreement provides that the terms of the DeSPAC Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants, if such modification or amendment is being undertaken, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the DeSPAC Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The DeSPAC Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The DeSPAC Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the DeSPAC Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of DeSPAC Warrants being exercised. The DeSPAC Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their DeSPAC Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the DeSPAC Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

DeSPAC Warrant holders may elect to be subject to a restriction on the exercise of their DeSPAC Warrants such that an electing DeSPAC Warrant holder would not be able to exercise their DeSPAC Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions, and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, the Certificate of Incorporation and the Bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;
•	provide that directors may only be removed with cause;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the president or our board of directors and shall be called by the president or secretary at the request in writing of a majority of our board of directors or at the request in writing of stockholders owning at least 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote;

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	allow the Company’s board of directors, by a majority vote, to amend the Bylaws;
•	provides the election of directors shall be decided by a plurality of the votes case at a meeting of the stockholders, at which a quorum is present; and
•

provides that the Company’s board of directors is to be divided into three classes of directors, one class of which is elected each year by our stockholders, with the classes to be as nearly equal in number of possible.

The amendment of any of these provisions by the stockholders would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for existing stockholders to replace the Company’s board of directors as well as for another party to obtain control of the Company by replacing the Company’s board of directors. Since the Company’s board of directors has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf of the Company; (2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (6) any action asserting a claim against us that is governed by the internal affairs doctrine , in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants . The Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although the Company believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, the Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Limitations on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors, officers and employees, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

The transfer agent for the common stock and the warrant agent for the DeSPAC Warrants is Continental Stock Transfer & Trust Company.

Listing

The common stock is listed on Nasdaq under the symbol “AVPT”. We have received an ETL from the SGX-ST for the listing and quotation of our common stock on the Main Board of the SGX-ST. Our eligibility to list and admission to the Official List of the SGX-ST are not to be taken as an indication of the merits of the Introduction, us and our subsidiaries or our common stock. A copy of the introductory document containing details of the Introduction will be available on SGXNET. Our common stock will, upon listing and quotation on the SGX-ST, be traded on the SGX-ST under the book-entry (scripless) settlement system of CDP. Dealing in and quotation of our shares of our common stock will be in Singapore dollars. Our common stock will be traded in board lot sizes of 10 shares. It is expected that dealings in the shares of our common stock that are the subject of this offering will commence trading on the SGX-ST at 9:00 a.m. in Singapore on          , 2025, under the symbol “AVP”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock offered pursuant to this prospectus supplement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, any alternative minimum tax, or special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings, and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock offered by this prospectus supplement and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

●	certain former citizens or long-term residents of the United States;
●	partnerships or other entities or arrangements treated as partnerships, pass-throughs, or disregarded entities for U.S. federal income tax purposes (and investors therein);
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;
●	tax-exempt organizations and governmental organizations;
●	tax-qualified retirement plans;
●	persons that own, or have owned, actually or constructively, more than 5% of our common stock;
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	persons who have elected to mark securities to market;
●	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment;
●	persons who acquire our common stock through the exercise of an employee option or otherwise as compensation; and
●	corporations organized outside of the United States, any state thereof and the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends on our common stock in the foreseeable future. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital, and will first be applied against and reduce a non-U.S. holder’s tax basis in our common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “—Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding, and FATCA (as defined below), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and if required by an applicable tax treaty, are attributable to such holder’s permanent establishment in the United States), the non-U.S. holder generally will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder generally must furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
●

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on, or the gross proceeds of a disposition of, our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a “non-financial foreign entity” (as defined in the Code) unless such entity provides the withholding agent a certification that it does not have any “substantial United States owners” (as defined in the Code), furnishes identifying information regarding certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. The U.S. Treasury Department released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

SINGAPORE TAXATION

The following discussion is limited to a general description of certain tax consequences in Singapore with respect to ownership of our common stock, based on laws, regulations, guidelines, rulings and decisions in effect as of the date of this prospectus supplement.

Corporate Income Tax

Corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore and foreign-sourced income received or deemed to be received in Singapore from outside Singapore, unless specifically exempted from tax.

The prevailing corporate income tax rate in Singapore is 17.0%.

With effect from Year of Assessment (“YA”) 2020, the first S$200,000 of a company’s normal chargeable income is exempt from tax as follows:

(a)	75.0% of up to the first S$10,000 of normal chargeable income; and

(b)	50.0% of up to the next S$190,000 of normal chargeable income.

Notwithstanding the above, for qualifying private companies, 75.0% of the first S$100,000 of normal chargeable income and 50.0% of the next S$100,000 of normal chargeable income is exempted from tax, subject to meeting the relevant conditions.

The remaining chargeable income (after deducting the applicable tax exemption on the first S$200,000 of chargeable income) will be taxed at the prevailing corporate tax rate, currently at 17.0%.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. “Control and management” refer to the making of decisions on strategic matters, such as those on company policy and strategy.

Presently, tax exemption will be granted to a Singapore tax resident corporate taxpayer on its foreign-sourced dividends, foreign branch profits and foreign-sourced service income (“specified foreign income”) received or deemed to be received in Singapore, subject to meeting the following qualifying conditions:

(a)	the specified foreign income has been subject to income tax in the foreign jurisdiction from which the income is received;

(b)

at the time the specified foreign income is received in Singapore, the headline tax rate (i.e., highest corporate income tax rate) of the foreign jurisdiction from which the income is received is at least 15.0%; and

(c)	the Comptroller of Income Tax (the “Comptroller”) is satisfied that the tax exemption would be beneficial to the Singapore tax resident corporate taxpayer.

Certain concessions and clarifications have also been announced by the Comptroller with respect to such conditions.

Pursuant to a tax concession granted with effect from July 30, 2004, the above foreign-sourced income exemption has been extended to include specified foreign income which is exempted from income tax in the foreign jurisdiction as a result of a tax incentive granted by that foreign jurisdiction for carrying out substantive business activities in that foreign jurisdiction.

If foreign-sourced income is subject to tax in Singapore and does not qualify for tax exemption, a Singapore tax resident corporate taxpayer is entitled to claim foreign tax credit (“FTC”) for the foreign tax paid on such foreign income, subject to meeting the relevant conditions. The amount of foreign tax credit available to a Singapore tax resident corporate taxpayer is based on the lower of:

(a)	the Singapore tax payable on the particular source of income which qualifies for foreign tax credit; or

(b)	the actual foreign tax suffered on the same income.

Under the FTC pooling system, Singapore tax resident companies may elect to claim FTC on a pooled basis on any items of its foreign-sourced income, rather than the usual source-by-source and country-by-country basis, subject to meeting the relevant conditions as follows:

(a)	income tax must have been paid on the income in the foreign jurisdiction from which the income is derived;

(b)	at the time the foreign-sourced income is received in Singapore, the headline tax rate of that foreign jurisdiction from which the income is received is at least 15.0%;

(c)	there must be Singapore income tax payable on the foreign-sourced income; and

(d)	the taxpayer is entitled to claim foreign tax credits under sections 50, 50A or 50B of the Income Tax Act 1947 (“SITA”) on its foreign-sourced income.

The amount of foreign tax credit to be granted under the FTC pooling system is based on the lower of the total Singapore tax attributable to the pooled foreign income (net of expenses) and the pooled foreign taxes paid on those income.

It has been proposed in the Singapore Budget 2025 that for the YA 2025:

(a)	a corporate income tax (“CIT”) rebate of 50.0% of the corporate tax payable will be granted;

(b)	companies that are active and have employed at least one local employee in 2024 will receive a minimum benefit of S$2,000 in the form of a cash payout (“CIT rebate cash grant”); and

(c)	maximum total of CIT rebate and CIT rebate cash grant that a company may receive is S$40,000.

Individual Income Tax

An individual taxpayer (both tax resident and non-tax resident of Singapore) is subject to Singapore income tax on income accruing in or derived from Singapore, subject to certain exceptions. Foreign-sourced income received or deemed received in Singapore by an individual taxpayer is generally exempt from income tax in Singapore, except for such income received through a partnership in Singapore by Singapore tax resident individuals.

An individual is regarded as a tax resident in Singapore in a YA if, in the preceding calendar year, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he ordinarily resides in Singapore.

A Singapore tax resident individual is subject to tax at the progressive rates, ranging from 0% to 24.0%, with effect from YA 2024, after deductions of qualifying personal reliefs where applicable.

A non-Singapore tax resident individual is generally taxed at the rate of 24.0% (with effect from YA 2024) except for Singapore-sourced employment income which is taxed at either a flat rate of 15.0% (without deductions for personal relief), or at the progressive rates as a tax resident (with deductions for personal relief), whichever yields a higher tax.

It has been proposed in the Singapore Budget 2025 that for the YA 2025, a personal income tax rebate of 60% of tax payable will be provided to all tax resident individuals, capped at S$200 per taxpayer.

Dividend Distributions

Singapore does not impose withholding tax on dividend payments.

As we are incorporated in Delaware and should not be tax resident in Singapore, dividends paid by us would generally be considered as foreign-sourced income (unless the shares of common stock are held as part of a trade or business carried on in Singapore in which event the holders of such shares of common stock may be taxed on the dividends as they are derived).

Dividends paid by us will be exempt from Singapore income tax when received by an individual investor regardless of whether the individual investor is resident or non-resident of Singapore, except for such income received through a partnership in Singapore by Singapore tax resident individual investors.

Dividends paid by us and received in Singapore by a Singapore corporate investor will be subject to Singapore income tax unless an exemption applies to the foreign-sourced dividend income received in Singapore.

Stockholders are advised to consult their own tax advisors in respect of the tax laws of their respective countries of residence which are applicable on such dividends received by them and the applicability of any double taxation agreement.

Capital Gains Tax

Singapore currently does not impose tax on capital gains. Any gains from the disposal of our common stock, if regarded as capital gains, are not taxable in Singapore.

There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains from the disposal of our common stock are taxable in Singapore if the seller is regarded as having derived gains of an income nature in Singapore. Gains arising from the disposal of our common stock which are derived from any trade, business, vocation or profession carried on by that person, if accruing in or derived from Singapore, are taxable as such gains are considered revenue in nature. Gains derived from the disposal of our common stock may also be taxable if they constitute any gains or profits of an income nature under section 10(1)(g) of the SITA.

Section 13W of the SITA provides a safe harbor in the form of an exemption of gains or profits arising from the disposal of ordinary shares for disposals made up to December 31, 2027. To qualify for the tax exemption, the divesting company must have legally and beneficially held at least 20.0% of the ordinary shares of the company whose shares are being disposed (“investee company”) for a continuous period of at least 24 months immediately prior to the date of disposal such shares.

The abovementioned “safe harbor rule” is not applicable under the following scenarios:

•

the disposal of shares during the period from June 1, 2012 to May 31, 2022 of an unlisted investee company which is in the business of trading or holding Singapore immovable properties (other than the business of property development);

•

the disposals of shares from June 1, 2022 of an unlisted investee company which is in the business of trading, holding or developing immovable properties in Singapore or abroad, subject to certain exceptions;

•	the disposal of shares by a divesting company in the insurance business industry (as referred to under section 26 of the SITA); and

•	the disposal of shares by a partnership, limited partnership or limited liability partnership where one or more of the partners is a company or are companies.

It was announced in the Singapore Budget 2025 that the sunset date of December 31, 2027 will be removed. In addition, the following enhancements will be made for disposal gains derived on or after January 1, 2026: (a) the scope of eligible gains will be expanded to include gains from the disposal of preference shares that are accounted for as equity by the investee company under the applicable accounting principles; and (b) the assessment of the shareholding threshold condition can be done on a group basis. The Inland Revenue Authority of Singapore will provide further details on this by the third quarter of 2025.

Shareholders who have adopted or are required to adopt Financial Reporting Standard 109 Financial Instruments (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 Financial Instruments (“SFRS(I)9”) (as the case may be) for financial reporting purposes may for Singapore income tax purposes, be required to recognize gains or losses (not being gains or losses that are capital in nature) on our common stock, irrespective of whether there is actual disposal. If so, the gains or losses so recognized may be taxed or allowed as a deduction even though they are unrealized.

Singapore has introduced a new Section 10L of the SITA, which implements an income tax on gains received in Singapore from the sale or disposal by an entity of a relevant group of any foreign asset (i.e. any movable or immovable property situated outside Singapore at the time of such sale or disposal or any rights or interest thereof). Section 10L of the SITA applies to sales or disposals that occur on or after January 1, 2024. Under this section, our common stock would likely be considered as "foreign assets" if they are registered in a register which is a principal register that is situated outside Singapore.

Broadly, a seller entity would be a member of a "relevant group" if (a) its assets, liabilities, income, expenses and cash flows (i) are included in the consolidated financial statements of the parent entity of the group, or (ii) are excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale, and (b) the entities of the group are not all incorporated in a single jurisdiction or any entity of the group has a place of business in more than one jurisdiction.

There are certain exclusions in this regard. The taxation of such gains would not apply to a sale or disposal that is:

(a)

carried out as part of, or incidental to, the business of a "prescribed financial institution", which includes licensed banks, licensed finance companies and holders of a capital markets services licence;

(b)	carried out as part of, or incidental to, the relevant business activities or operations of an entity enjoying certain tax incentives, such as the financial sector incentive; or

(c)	carried out by an excluded entity that has adequate economic substance in Singapore (as defined and provided for under section 10L of the SITA).

Shareholders should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their ownership and disposal of our common stock.

Stamp Duty

There is no stamp duty payable on the subscription for, allotment or holding of our common stock.

Stamp duty is generally payable on the instrument of transfer of our common stock at the rate of 0.2%, computed on the consideration paid for or market value of the ordinary shares, whichever is higher.

The purchaser is liable for stamp duty, unless there is an agreement to the contrary.

No stamp duty is payable if no dutiable document (whether physical or electronic, such as in the case of scripless shares, the transfer of which do not require instruments of transfer to be executed) is executed or the instrument of transfer is executed outside Singapore. However, stamp duty may be payable if the dutiable document which is executed outside Singapore is subsequently received in Singapore. Electronic instruments that are executed outside Singapore are treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

Stamp duty is not applicable to electronic transfers of our common stock through the scripless trading system operated by CDP.

Estate Duty

Singapore estate duty had been abolished with effect from February 15, 2008.

GST

The sale of our common stock by a GST-registered investor belonging in Singapore through an SGX-ST member to another person belonging in Singapore is an exempt supply, which is not subject to GST. Any input GST incurred by the GST-registered investor in connection with the making of such an exempt supply is generally not recoverable from the Comptroller of GST and will become an additional cost to the investor unless the investor satisfies certain conditions prescribed under the GST legislation or by the Comptroller of GST.

Where our common stock is sold by a GST-registered investor to a person who belongs outside Singapore, and for the direct benefit of either a person belonging outside Singapore (and that person is outside Singapore at the time of supply) or a GST-registered person who belongs in Singapore, the sale is a taxable supply subject to GST at zero-rate (i.e. GST at 0%). Any input GST incurred by the GST-registered investor in the making of such a zero-rated supply, subject to the provisions of the GST legislation, may be recovered from the Comptroller of GST.

Services consisting of arranging, broking, underwriting or advising on the issue, allotment or transfer of ownership of our common stock rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor's purchase, sale or holding of our common stock will be subject to GST at the prevailing standard rate of 9.0%. Similar services contractually rendered by a GST-registered person to an investor belonging outside Singapore, and for the direct benefit of either a person belonging outside Singapore (and that person is outside Singapore at the time of supply) or a GST-registered person who belongs in Singapore should generally be subject to GST at zero-rate.

You should seek your own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our common stock.

Tax Treaties Regarding Withholding Taxes

There is no currently comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

UNDERWRITING

Underwriting Agreement

The selling securityholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters, namely Jefferies LLC, Morgan Stanley & Co. LLC, Oversea-Chinese Banking Corporation Limited and UBS Securities LLC. Under the terms and subject to the conditions in the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase itself or through its affiliates, or procure purchasers to purchase, and the selling securityholders have agreed to sell to them or such purchasers, severally, the number of shares indicated below:

Name	Number of Shares
Jefferies LLC
Morgan Stanley & Co. LLC
Oversea-Chinese Banking Corporation Limited
UBS Securities LLC
Total:

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as an opinion on certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement.

In connection with the offering, the Over-allotment Option Grantor has granted the underwriters the Over-allotment Option exercisable in full or in part by UBS AG, Singapore Branch as stabilizing manager (or any of its affiliates or other persons acting on its behalf), in consultation with the underwriters on one or more occasions, from the Listing Date until the Option End Date to purchase themselves or through their respective affiliates, up to an aggregate of 1,993,550 Additional Shares at a price per Additional Share at the public offering price, representing not more than 15.0% of the total number of shares of common stock offered hereby, solely to cover the over-allotment of common stock (if any) and, subject to any applicable laws and regulations, including the Exchange Act and the SFA, any regulations thereunder and all the terms of the MAS Stabilization Exemption, from the Listing Date until the earlier of (i) the date falling 30 days from the Listing Date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf), in consultation with the underwriters, has bought on the SGX-ST an aggregate of 1,993,550 shares of common stock, representing not more than 15.0% of the total number of shares of common stock offered hereby, to undertake stabilizing actions. To the extent the option is exercised, each underwriter will become severally obligated, subject to certain conditions, to purchase themselves or through their respective affiliates, the same percentage of the Additional Shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Purchasers of the shares of common stock will be required to pay the underwriters a brokerage fee of 1.0% of the public offering price for each share of common stock, as well as applicable taxes, at the time of settlement.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling securityholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase, or procure purchasers to purchase, up to an additional 1,993,550 shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	S$	S$	S$
Underwriting discounts and commissions:
Proceeds, before expenses, to selling securityholders:	US$	US$	US$

Oversea-Chinese Banking Corporation Limited will, in its capacity as representative on behalf of the underwriters and in accordance with our Company’s instructions, convert the offering proceeds, net of underwriting discounts and commissions and any goods and services or other applicable taxes payable on such underwriting discounts and commissions and any withholding required by law, from the sale of shares of common stock by the selling securityholders into U.S. dollars based on an exchange rate of S$          to US$1.00.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately US$          . We have agreed to pay the selling securityholders and Anchor IV for certain of their expenses in connection with this offering, excluding all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.

We, the selling securityholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Lock-Up Agreements

We have agreed with each Underwriter that, without the prior written consent of UBS Securities LLC (in its capacity as representative on behalf of the underwriters), we will not, and will not publicly disclose an intention to, during the restricted period ending 90 days after the date of this prospectus supplement (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (collectively with the common stock, the “Company Lock-Up Securities”); or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Lock-Up Securities, in cash or otherwise; or (3) file any registration statement with the Securities and Exchange Commission relating to the offering of any Company Lock-Up Securities.

The restrictions described in the immediately preceding paragraph do not apply, subject to certain limitations, to (a) the shares to be sold under the underwriting agreement; (b) the issuance by us of shares of common stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date of this prospectus supplement as described in this prospectus; (c) the grant of compensatory equity-based awards, and/or the issuance of shares of common stock with respect thereto, or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in this prospectus; (d) the issuance by us of common stock or any securities convertible into, or exercisable or exchangeable for, common stock, or the entrance into an agreement to issue common stock or any securities convertible into, or exercisable or exchangeable for, common stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition, provided that the aggregate number of such shares or any securities convertible into, or exercisable or exchangeable for, shares that we may issue or agree to issue pursuant to this clause (d) shall not exceed 10% of our total outstanding share capital immediately following the issuance of the shares; and provided further, that the recipients of any such shares and securities issued pursuant to this clause (d) during the restricted period described above shall enter into a substantially similar lock-up agreement on or prior to such issuance; or (e) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of our company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Our selling securityholders and/or their beneficial owners have agreed that, without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of UBS Securities LLC (in its capacity as representative on behalf of the underwriters), they will not (and, in the case of certain selling securityholders and/or their beneficial owners, will procure that any direct or indirect controlled affiliate will not), and will not publicly disclose an intention to, during the restricted period ending 90 days after the date of this prospectus supplement (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned by such person or any other securities so owned convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “Selling Securityholder Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Selling Securityholder Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Selling Securityholder Lock-Up Securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply, subject to certain limitations, to:

(a)	any sales of common stock by such person to the underwriters pursuant to the underwriting agreement and, in the case of KEM Phoenix, any delivery of common stock pursuant to the over-allotment option;

(b)

transactions relating to Selling Securityholder Lock-Up Securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Selling Securityholder Lock-Up Securities acquired in such open market transactions (other than a filing on Form 5 made after the expiration of the applicable restricted period referred to above) in connection with such transfer or distribution;

(c)

transfers of Selling Securityholder Lock-Up Securities (i) as a bona fide gift, (ii) for bona fide estate planning purposes, (iii) upon death or by will, testamentary document or intestate succession, (iv) to an immediate family member of such person or to any trust for the direct or indirect benefit of such person or the immediate family of such person (for purposes of this clause (c), “immediate family” shall mean any spouse or domestic partner and relationship by blood, current or former marriage or domestic partnership, or adoption, not more remote than first cousin), or (v) if such person is a trust, to any beneficiary of such person or the estate of any such beneficiary;

(d)

distributions of Selling Securityholder Lock-Up Securities to limited partners or stockholders of such person; provided that in the case of any transfer or distribution pursuant to clauses (c) or (d) (if applicable), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement signed by such person and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the applicable restricted period;

(e)

(i) the receipt by such person from us of securities upon the exercise of options or settlement of restricted stock units or other equity awards, or (ii) the transfer of securities to us upon a vesting or settlement event of our company’s restricted stock units or upon the exercise of options to purchase our company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities, options or restricted stock units (and any transfer to us necessary in respect of such amount needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding securities, options or restricted stock units (or the securities issuable upon the exercise or settlement thereof) to our company and our company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, provided that (x) the securities received upon exercise or settlement of the security, option or restricted stock unit are subject to the terms of the lock-up agreement, and (y) in the case of either clause (i) or (ii), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in clauses (i) or (ii), as the case may be, (B) no securities were sold by the reporting person and (C) in the case of clause (i), the securities received upon exercise or settlement of the option or restricted stock unit are subject to a lock-up agreement with the underwriters;

(f)

“sell-to-cover” transactions in connection with the exercise of options or vesting and settlement of restricted stock units pursuant to employee benefit plans (including equity incentive plans) described in the prospectus, to satisfy applicable tax withholding obligations, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnote thereto that the filing relates to the circumstances described in this clause (f);

(g)

facilitating the establishment or modification of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (“10b5-1 Plan”), provided that (i) such 10b5-1 Plan does not provide for the transfer of common stock during the applicable restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such 10b5-1 Plan during the applicable restricted period;

(h)

in the case of certain directors, officers and employees who are selling securityholders, sales of Selling Securityholder Lock-Up Securities under an existing 10b5-1 Plan, provided that, if such person is required to file a report under Section 16(a) of the Exchange Act during the restricted period, such filing shall state that such transaction has been executed under a 10b5-1 Plan and shall also state the date such 10b5-1 Plan was adopted; or

(i)

transactions as permitted with the prior written consent of UBS Securities LLC (in its capacity as representative on behalf of the underwriters), which consent shall not be unreasonably withheld, conditioned or delayed.

In addition, our selling securityholders and/or their beneficial owners have agreed that, without the prior written consent of the underwriters, such person will not, during the applicable restricted period, make any demand for or exercise any right with respect to, the registration of any Selling Securityholder Lock-Up Securities.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Oversea-Chinese Banking Corporation is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. Oversea-Chinese Banking Corporation has agreed that it does not intend to, and will not, offer or sell any of our common stock in the United States or to U.S. persons in connection with this offering.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Alternative Settlement Cycle

We expect that delivery of the shares offered hereby will be made against payment therefor on or about           , 2025, which will be the           business day following the date of the pricing of the shares offered hereby (such settlement being herein referred to as “T+       ”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common stock offered hereby prior to the business day before the date of delivery hereunder will be required, by virtue of the fact that the common stock offered hereby initially will settle in T+         business days, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares offered hereby who wish to trade the shares on Nasdaq on the date of this prospectus supplement or the next business day should consult their own advisors.

Listing

Our common stock is listed on Nasdaq under the symbol “AVPT”.

In addition, we have applied for a secondary listing by way of introduction of our common stock on the Main Board of the SGX-ST, which will be granted when we have been admitted to the Official List of the SGX-ST. We have received an ETL from the SGX-ST for the listing and quotation of our common stock on the Main Board of the SGX-ST. Our eligibility to list and admission to the Official List of the SGX-ST are not to be taken as an indication of the merits of the Introduction, us and our subsidiaries or our common stock. A copy of the introductory document containing details of the Introduction will be available on SGXNET. Our common stock will, upon listing and quotation on the SGX-ST, be traded on the SGX-ST under the book-entry (scripless) settlement system of CDP. Dealing in and quotation of our shares of common stock will be in Singapore dollars. Our common stock will be traded in board lot sizes of 10 shares. It is expected that dealings in the shares of our common stock that are the subject of this offering will commence trading on the SGX-ST at 9:00 a.m. in Singapore on , 2025, under the symbol “AVP”.

Over-Allotment Option

In connection with the offering, the Over-allotment Option Grantor has granted the underwriters the Over-allotment Option exercisable in full or in part by UBS AG, Singapore Branch as stabilizing manager (or any of its affiliates or other persons acting on its behalf) in consultation with the underwriters, on one or more occasions, from the Listing Date until the Option End Date to purchase themselves or through their respective affiliates, up to an aggregate of 1,993,550 Additional Shares at a price per Additional Share of the public offering price, representing not more than 15.0% of the total number of shares of common stock offered hereby, solely to cover the over-allotment of common stock (if any) and subject to any applicable laws and regulations. See “– Price Stabilization” below. The exercise of the Over-allotment Option will not increase the total number of issued shares immediately after the completion of the offering.

Stock Lending Agreement

In connection with the Over-allotment Option, the stabilizing manager has entered into a stock lending agreement with the Stock Lender pursuant to which the stabilizing manager (or any of its affiliates acting on its behalf) may borrow up to 1,993,550 shares of common stock from the Stock Lender, which will be borrowed before the commencement of trading of our common stock on the SGX-ST for the purpose of facilitating settlement of the over-allotments of shares, if any. Any common stock that may be borrowed by the stabilizing manager under the Stock Lending Agreement will be returned by the stabilizing manager to the Stock Lender by no later than 7 business days following the earlier of (i) the last date for exercising the Over-allotment Option and (ii) the date on which the Over-allotment Option is exercised, either through the purchase of our common stock in the open market on the SGX-ST by the stabilizing manager in the conduct of stabilization activities or through the exercise of the Over-allotment Option by the stabilizing manager on behalf of itself and the underwriters.

Price Stabilization

The MAS has granted an exemption (the “MAS Stabilization Exemption”) to the stabilizing manager and the dealer acting on its behalf as notified to the MAS (the “Relevant Exempted Persons”), the Company, the underwriters, the Stock Lender and the selling securityholders from sections 197, 198, 218(2) and 219(2) of the SFA, for any stabilizing action undertaken by or on behalf of the Relevant Exempted Persons on the SGX-ST in respect of the offering of our common stock contemplated hereby.

The MAS Stabilization Exemption is subject to the satisfaction of the following conditions:

(a)	the Relevant Exempted Persons must not undertake the stabilising action unless:
(i)

this offering fulfils Regulations 3A(2)(c), 3A(2)(e), 3A(2)(g) and 3A(2)(h) of the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 (the “SF(MC)(E)R”) as modified and described below;

(ii)	the introductory document containing details of the Introduction and this prospectus supplement both state:
(A)	that stabilising action may be taken on the SGX-ST in respect of this offering;
(B)	maximum period during which stabilising action may be taken;
(C)	the total number of shares of our common stock offered under this offering which are the subject of an over-allotment option, if applicable; and
(D)

the total number of shares of our common stock offered under this offering that the Relevant Exempted Persons may buy to undertake the stabilising action, which shall not exceed the number prescribed in Regulation 3A(2)(e) of the SF(MC)(E)R as modified below;

(iii)

the introductory document containing details of the Introduction includes a statement (cleared by the MAS) which states that the MAS Stabilization Exemption has been granted by the MAS, and the conditions on which the exemption was granted; and

(b)	the Relevant Exempted Persons must comply with Regulations 3A(3) to 3A(15) of the SF(MC)(E)R as modified and described below.

For the purpose of the MAS Stabilization Exemption:

(1)

“stabilising action” means an action taken on the SGX-ST by any of the Relevant Exempted Persons, to buy, or to offer or agree to buy any of shares of our common stock in order to stabilise or maintain the market price of shares of our common stock in Singapore or elsewhere;

(2)	a reference in the regulations mentioned in paragraphs (a) and (b) above:
(i)

to “closing date” is to the date specified in the accompanying prospectus or this prospectus supplement as the last date for the submission of applications for or for the closing and settlement of the subscription or purchase of the shares of our common stock being offered;

(ii)	to “offer” is to this offering;
(iii)	to “offer price” is to the price of the shares of our common stock being offered in this offering;
(iv)

to “over-allotment” is to the allotment or sale of a nominal value or number of the shares of our common stock in excess of the nominal value or number, as the case may be, of the shares of our common stock available for subscription or purchase under this offering;

(v)	to “relevant specified products” or “specified products” is to the shares of our common stock offered under this offering;
(vi)	to “stabilising action” has the meaning given by sub-paragraph (1) above; and
(vii)	to “stabilising manager” or “dealer” is respectively to the stabilizing manager or dealer(s) notified to the MAS.

The Company and the selling securityholders have appointed UBS AG, Singapore Branch as stabilizing manager in relation to price stabilization activities to be conducted on the SGX-ST. Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities.

The stabilizing manager (or its affiliates or other persons acting on its behalf) may over-allot shares or effect transactions that stabilize or maintain the market price of the shares at levels that might not otherwise prevail in the open market. Such transactions may be effected on the SGX-ST, in compliance with applicable laws and regulations, including Rule 104 under the Exchange Act and the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 of Singapore (as amended by (i) the Securities and Futures (Market Conduct) (Exemptions) (Amendment) Regulations 2010 of Singapore and (ii) the Securities and Futures (Market Conduct) (Exemptions) (Amendment) Regulations 2018 of Singapore) and all the terms of the MAS Stabilization Exemption. For the avoidance of doubt, stabilizing actions will not be effected in the United States or on Nasdaq in connection with the offering. There is, however, no assurance that the stabilizing manager (or its affiliates or other persons acting on its behalf) will undertake any stabilizing action. Such transactions may commence on or after the Listing Date and, if commenced, may be discontinued at any time and must not be effected after the earlier of (i) the date falling 30 days from the Listing Date, or (ii) the date when the stabilizing manager (or its affiliates or other persons acting on its behalf) has bought on the SGX-ST an aggregate of 1,993,550 shares of our common stock, representing not more than 15.0% of the total number of shares offered under this offering, to undertake stabilizing actions. In the event the MAS Stabilization Exemption is withdrawn or revoked by the MAS for any reason whatsoever, all stabilizing action shall (if commenced) cease, and no stabilizing action shall by undertaken by the stabilizing manager (or its affiliates or other persons acting on its behalf) thereafter.

The stabilizing manager will be required to make a public announcement through the SGX-ST in relation to the cessation of the stabilizing actions and the number of shares in respect of which the Over-allotment Option has been exercised not later than the start of the trading day of the SGX-ST immediately after the day of cessation of stabilizing actions. In the event the MAS Stabilization Exemption is withdrawn or revoked by the MAS for any reason whatsoever, stabilizing activities will cease and the Over-allotment Option may be exercised thereafter to cover the over-allotment of common stock (if any) (after taking into account shares purchased on the SGX-ST by the stabilizing manager in the conduct of stabilization activities, if any, prior to the withdrawal or revocation of the MAS Stabilization Exemption).

Other Activities and Relationships

In connection with our secondary listing of our common stock on the Main Board of the SGX-ST, the Company has entered into a management agreement on         , 2025 with Oversea-Chinese Banking Corporation Limited and UBS AG, Singapore Branch to act as joint issue managers solely for the purpose of managing the Company’s listing application for a secondary listing of its shares on the Mainboard of the SGX-ST.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, are providing, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has not been approved by an authorised person in the U.K. This prospectus is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order; (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIFA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA or (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

Malaysia

This prospectus has not been and will not be registered as a prospectus with the Securities Commission Malaysia (“SC”) under the Capital Markets and Services Act 2007 of Malaysia (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of the shares which complies with the requirements of the CMSA and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in Malaysia. Also, no approval, authorisation or recognition of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase or sale, of the shares in Malaysia. This prospectus does not constitute and may not be used for the purpose of an offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase of sale of any securities requiring (a) the approval, authorisation or recognition of the SC and (b) the registration of a prospectus with the SC under the CMSA.

Accordingly, this prospectus and any other document or material in connection with the shares will not be circulated or distributed, nor will the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than the categories of persons specified in paragraph 14 of Schedule 5 of the CMSA and this is also provided that the distribution of the shares to such categories of exempted persons is made by a holder of a Capital Markets Services Licence in Malaysia who carries on the business of dealing in securities.

Australia

Any offer or invitation under this prospectus will only be offered in circumstances under which no disclosure is required under Chapter 6D of the Corporations Act 2001 (Cth) (the “Corporations Act”). Any offer or invitation under this prospectus does not purport to be an offer or invitation under which disclosure is required under Chapter 6D of the Corporations Act and will only be extended to a person if the person has evidenced that it is a sophisticated or professional investor within the meaning of sections 708(8) and 708(11), respectively, of the Corporations Act ("sophisticated or professional investor"). This prospectus is not a disclosure document for the purposes of the Corporations Act, does not contain all of the information required in a disclosure document and has not been, nor is it required to be, lodged with Australian Securities and Investments Commission.

This prospectus is provided only for the use of persons who are sophisticated or professional investors and is not intended to be distributed or passed on, directly or indirectly, to any class of persons in Australia other than sophisticated and professional investors. Any securities described in this prospectus are not made available to any person who is not a sophisticated or professional investor. By accepting this prospectus, you expressly acknowledge and represent that you are a sophisticated or professional investor. Any failure to comply with restrictions on receipt or distribution of this prospectus may constitute a violation of applicable securities law.

Securities subscribed for by investors in Australia must not be transferred or offered for resale in Australia for 12 months from allotment except in circumstances where disclosure to investors under the Corporations Act would not be required or where a compliant prospectus is produced. Any person acquiring securities must observe such Australian on-sale restrictions.

SGX-ST CLEARANCE & SETTLEMENT

Note, this section describing SGX-ST clearance & settlement procedures is only relevant to investors holding our common stock trading on the SGX-ST who are CDP Depositors. Our common stock traded on Nasdaq will continue to be cleared and settled under customary US processes and procedures.

A letter of eligibility has been obtained from the SGX-ST for the listing and quotation of our common stock. For the purpose of trading on the SGX-ST, a board lot of our common stock will comprise 10 shares.

CDP, a wholly-owned subsidiary of Singapore Exchange Limited, is incorporated under the laws of Singapore and acts as a depository and clearing organization. CDP holds securities for its accountholders and facilitates the clearance and settlement of securities transactions between accountholders through electronic book-entry changes in the Securities Accounts maintained by such accountholders with CDP.

Trading, Settlement and Registration of Common Stock

Upon our listing on the SGX-ST, there will not be any changes to our common stock trading on Nasdaq. Stockholders who acquire our common stock on Nasdaq, or who otherwise trade our common stock over Nasdaq, will not be holding their shares of our common stock through CDP and will not be subject to the SGX-ST clearance, settlement, voting and trading procedures described below.

The conversions and transfers of our common stock between the SGX-ST and Nasdaq can be carried out on a scripless basis, following the Non-Fungibility Period. The procedure for the conversion of our common stock trading on Nasdaq to our common stock trading on the SGX-ST and vice versa are set out in the following paragraphs. During the Non-Fungibility Period, requests for transfers of our common stock out of CDP in Singapore for trading on Nasdaq will not be permitted, however, transfers of common stock into CDP in Singapore for trading on SGX-ST in compliance with the procedures on transfers of common stock into CDP in Singapore for trading on SGX-ST will be permitted.

Clearance and Settlement on the SGX-ST

For the purposes of trading on the SGX-ST, one (1) board lot of common stock will comprise 10 shares. Upon listing and quotation on the SGX-ST, the common stock that is traded on the SGX-ST will be cleared and settled under the scripless book-entry settlement system of CDP, and all dealings in and transactions of our common stock through the SGX-ST will be effected in accordance with the terms and conditions for the operation of securities accounts maintained by a CDP Depositor with CDP (“Securities Account”), the terms and conditions for CDP to act as depository for foreign securities and any other terms and conditions issued by CDP in relation thereto, as may be amended, modified or supplemented by CDP from time to time (collectively, the “CDP Terms”).

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation, stockholders do not have cumulative voting rights.

Our common stock trading on the SGX-ST will be registered in the name of Cede & Co. as nominee for DTC. CDP is a DTC Participant holding account #5700. CDP will hold book-entry interests in the common stock for and on behalf of persons who maintain, either directly or through Depository Agents’ Securities Accounts, accounts with CDP. Accordingly, under the DGCL, a CDP Depositor holding our common stock through CDP would not be recognized as our stockholder of record but may be appointed by Cede & Co., via CDP, as its proxy and have the direct right to attend and cast votes at such shareholders’ meetings. Stockholders are to take note that no option shall be provided to stockholders for them to withdraw or deposit common stock from or with CDP in scrip form. Accordingly, in the event that a CDP Depositor wishes to attend and vote at the shareholders’ meetings in his own name, the CDP Depositor would have to first convert their common stock trading on the SGX-ST to common stock trading on Nasdaq, before making a DRS or DWAC withdrawal, as set out below, and receiving the corresponding number of shares of common stock in either registered or certificated form in his own name as the registered holder. The CDP Depositors must complete the process and be a registered holder of common stock on the U.S. share register prior to the record date for the shareholders’ meeting in order to have a direct right to attend and cast votes at such shareholders’ meeting.

All common stock to be deposited with CDP for listing and trading on the SGX-ST shall be strictly common stock which have been registered with the SEC (or exempted, as the case may be) and listed and traded on Nasdaq (“Unrestricted Shares”). After the Non-Fungibility Period, stockholders can convert and transfer common stock trading on the SGX-ST to common stock on Nasdaq (and vice versa) without any change or difference, or purported change or difference, in the beneficial owner of the common stock before and after transfer and only on a scripless basis, which involves a transfer of shares between the CDP Depositor’s (or his Depository Agent’s) CDP account and the stockholder’s (or his broker’s) DTC account, via the CDP DTC account. The total estimated time taken for the entire process for a CDP Depositor holding common stock through CDP to be able to attend and vote at the shareholders’ meeting in his own name is approximately five (5) business days from the time CDP receives all necessary documentation and payment of associated fees, barring any unforeseen circumstances and closure of transfer books of the Company. The above-mentioned estimated time consists of (i) approximately two (2) business days for the conversion and transfer of common stock trading on the SGX-ST to common stock trading on Nasdaq, and (ii) approximately three (3) business days for a DRS or DWAC withdrawal, as set out below, and receiving such shares of common stock in registered form or physical share certificates as the registered holder.

In this regard, the common stock listed and traded on the SGX-ST shall be solely Unrestricted Shares.

The estimated timeline mentioned above may be subject to extension and CDP (and the Company) may not be able to complete the process for administrative or other reasons, within such estimated timeline and accordingly will not be held liable for any delays, failures or non-completion in relation thereto. For the avoidance of doubt, this indicative timeline may be extended without notice and CDP reserves the right to reject, delay or suspend any such request in compliance with the CDP Terms or any instruction given by the Company or any other applicable law or regulation. The process for application for transfer would remain subject to the then prevailing process and requirements for transfers of common stock as between the SGX-ST and Nasdaq (and vice-versa).

Following the Listing, stockholders will not be given an option to deposit and/or withdraw common stock from and/or with CDP in scrip form (“Option”), in order to ensure that the common stock trading on the SGX-ST are strictly Unrestricted Shares. If stockholders are given the Option, there may be a risk of shares which are unregistered with the SEC and/or have yet to be approved by Nasdaq for listing (“Restricted Stock”) being deposited directly into CDP. Thereafter, it would be practically impossible to differentiate between Unrestricted Shares and Restricted Stock once the common stock is admitted for trading in scripless form on the SGX-ST.

Accordingly, the following mechanisms have been or will be put in place to ensure that the Restricted Stock are not listed and traded on the SGX-ST:

(1)

Restricted Stock is not permitted entry into the DTC clearing system in the United States by transfer agents or other DTC participants. Significant and longstanding market practices and procedures in the United States operate to ensure this.

(2)

Stockholders would not be given an option to deposit and/or withdraw common stock from and/or with the CDP in scrip form to prevent stockholders from depositing Restricted Stock into CDP, and accordingly introducing Restricted Stock to the SGX-ST, and indirectly into DTC for trading.

Transactions in our common stock under the CDP book-entry settlement system will be reflected by the seller's Securities Account being debited with the number of shares sold and the buyer's Securities Account being credited with the number of shares acquired and no transfer stamp duty is currently payable for shares of our common stock that are settled on a book-entry basis.

A CDP Depositor must have their respective Securities Accounts credited with the number of shares of common stock deposited before they can effect the desired trades. A fee of S$10.00 is payable upon the deposit of each instrument of transfer with CDP and any brokers to CDP Depositors. The above fees may be subject to such charges as may be imposed in accordance with CDP's prevailing policies or the current tax policies, including GST that may be in force in Singapore from time to time.

Stockholders should also note that our common stock traded on the SGX-ST will not be fungible with our common stock traded on Nasdaq during the Non-Fungibility Period.

Clearing Fees

A Singapore clearing fee for trades in our common stock on the SGX-ST is payable at the rate of 0.0325% of the contract value. The clearing fee, instrument of transfer deposit fee and share withdrawal fee may be subject to GST at the prevailing rate of 9.0% (or such other rate prevailing from time to time).

Dealings in our common stock will be carried out in Singapore Dollars and will be effected for settlement in CDP on a scripless basis. Settlement of dealings through the CDP system may be effected only by Depository Agents or stockholders who have their own direct Securities Accounts with CDP, and shall be made in accordance with the CDP Terms.

Settlement of trades on a normal “ready” basis on the SGX-ST generally takes place on the second Market Day following the transaction date and payment for the securities is generally settled on the following business day. CDP holds securities on behalf of Depositors in Securities Accounts. An investor may open a direct account with CDP or a sub-account with any Depository Agent. A Depository Agent may be a member company of the SGX-ST, bank, merchant bank or trust company.

In addition, stockholders should ensure that the common stock to be dealt in and traded on the SGX-ST is credited to their own direct Securities Account with CDP or their brokers’ sub-account with a Depository Agent before dealing in our common stock.

Voting Instructions

Under the DCGL, a person is considered a stockholder of a Delaware corporation if they have agreed to become a stockholder of the Delaware corporation, and their name is recorded in the Delaware corporation’s stock ledger or register of stockholders. Accordingly, a CDP Depositor holding common stock through CDP would not be recognized as our stockholder under the laws of Delaware but would be appointed as a proxy of Cede & Co., as nominee of DTC (which is a registered stockholder), and have the right to attend general meetings of our stockholders and to cast any votes at such meetings.

CDP will receive an omnibus proxy form via DTC in its role as DTC participant for onward distribution to its customers, including intermediaries and ultimate beneficial owners such as the CDP Depositors. However, in accordance with the CDP Terms, we have agreed that, where applicable and/or required, we will coordinate with Boardroom Corporate & Advisory Services Pte. Ltd. (the “Singapore Share Transfer Agent”) to mail to CDP Depositors any notice of shareholders’ meetings, together with a voting instruction form (“Voting Instruction Form”) and/or a depositor proxy form (“Depositor Proxy Form”). The Voting Instruction Form and/or the Depositor Proxy Form would in turn be consolidated by the Singapore Share Transfer Agent, for onward distribution to the Company via DTC or the Company’s proxy solicitor. CDP Depositors will be able to vote on such matters tabled for shareholders’ approval at the shareholders’ meetings by (i) attending the meetings and casting votes in person as a proxy appointed by Cede & Co., or (ii) returning the Voting Instruction Form and/or the Depositor Proxy Form by the relevant deadline to the Singapore Share Transfer Agent.

Since CDP Depositors are not the stockholders of record, they cannot vote directly and may only vote by proxy through Cede & Co. CDP Depositors who wish to attend, participate in, and/or ask questions during shareholders’ meetings can do so via the instruction outlined in the meeting notice to be published by the Company. CDP Depositors who wish to exercise their voting rights directly under their own names with regard to common stock beneficially owned by them, shall first transfer their common stock out of CDP in Singapore to Nasdaq in accordance with the below section on “Transfer of Shares out of CDP in Singapore for Trading on Nasdaq.” Thereafter, they would need to make a DRS or DWAC withdrawal from DTC to be a stockholder in either registered or certificated on the books of the Company’s Transfer Agent, see “—Removal of Shares out of CDP in Singapore for Trading on Nasdaq” and the process would be required to be completed prior to the record date for the relevant stockholders’ meeting.

Transfer of Shares into CDP in Singapore for Trading on the SGX-ST

Transfers of common stock for trading on the SGX-ST will only be carried out on a scripless basis.

Shareholders whose common stock is not held through CDP and who wish to trade their common stock on the SGX-ST must first arrange to transfer their common stock into their own Securities Account with CDP (including during the Non-Fungibility Period). Such Securities Account can be held by the CDP Depositor either directly with CDP or indirectly through Depository Agents in Singapore.

The procedure for effecting such transfer of common stock is as follows:

(1)	The stockholder shall contact his broker or custodian in the U.S. to request the transfer of his shares to CDP’s account with the DTC via DRS.

(2)	The stockholder shall contact CDP or his broker in Singapore in the following manner:

a.

where the stockholder holds a direct Securities Account with CDP, the stockholder shall complete a “Request for Cross-Border Securities Transfer (USA)” form as prescribed by CDP, and submit the completed form together with the relevant payment to CDP directly or via his broker in Singapore; or

b.

where the stockholder holds common stock through a securities sub-account with a Depository Agent, it is the stockholder’s sole responsibility to instruct the Depository Agent to complete and deliver the relevant transfer request to CDP in the prescribed form, along with any supporting documents as may be required and within the prescribed timeframe, in accordance with CDP’s applicable procedures. Applicable fees and expenses will be charged to such Depository Agent acting on behalf of the stockholder.

Barring any unforeseen circumstances, assuming that such transfer request (using CDP’s prescribed form, with payment having been duly made) is received by CDP by 1 p.m. (Singapore time) on a Market Day, if there are sufficient shares of common stock in his broker or custodian account in the U.S. for delivery and the transfer request is in order, CDP will typically credit the CDP Depositor’s Securities Account by 10.30 a.m. (Singapore time) of the following Market Day after CDP receives such transfer request, subject always to the prevailing process and rules of cross border transfer of common stock between Singapore and the U.S..

The fee payable to CDP for the cross-border securities transfer between Singapore and the U.S. is S$10.90, inclusive of GST at the prevailing rate of 9.0% (or such other rate prevailing from time to time) per request and CDP reserves the right to reject any transfer request where payment of the fees is not made/insufficient. The payment instruction is outlined in the “Request for Cross-Border Securities Transfer (USA)” form as prescribed by CDP.

Transfer of Shares out of CDP in Singapore for Trading on Nasdaq

Transfers of common stock for trading on Nasdaq will only be carried out on a scripless basis.

CDP Depositors who wish to trade their common stock on Nasdaq must first arrange to transfer their common stock into their own securities account opened with their U.S. broker.

The procedure for effecting such transfer of common stock is as follows:

(1)	The CDP Depositor shall contact his broker in Singapore or CDP in the following manner:

a.

where the CDP Depositor holds a direct Securities Account with CDP, the CDP Depositor shall complete a “Request for Cross-Border Securities Transfer (USA)” form as prescribed by CDP and submit the completed form together with the relevant supporting documents and fees to CDP directly or via his broker in Singapore; or

b.

where the CDP Depositor holds common stock through a securities sub-account with a Depository Agent, it is the CDP Depositor’s sole responsibility to instruct the Depository Agent to complete and deliver the relevant transfer request to CDP in the prescribed form, along with any supporting documents as may be required and within the prescribed timeframe, in accordance with CDP’s applicable procedures. Applicable fees and expenses will be charged to such Depository Agent acting on behalf of the CDP Depositor.

(2)	The CDP Depositor shall contact his broker or custodian in the U.S. in order to prepare the broker or custodian in the U.S. for receiving common stock from CDP DTC’s account via DRS.

Barring any unforeseen circumstances, assuming that such transfer request (using CDP’s prescribed form, with payment having been duly made) is received by CDP by 1 p.m. (Singapore time) on a Market Day, if there are sufficient shares of common stock in the CDP Depositor’s direct Securities Account with CDP or securities sub-account with a Depository Agent for delivery and the transfer request is in order, CDP will, via DTC, instruct for the transfer out of common stock from CDP’s DTC account to the stockholders’ securities account opened with his broker or custodian in the U.S. for delivery typically by 10.30 a.m. (Singapore time) of the following Market Day after CDP receives such transfer request, subject always to the prevailing process and rules of cross border transfer of common stock between Singapore and the U.S. and such other restrictions as may be set out in this document or otherwise. CDP Depositors are advised to follow up with their broker or custodian in the U.S. on receipt of such shares of common stock.

The fee payable to CDP for the cross border securities transfer between Singapore and the U.S. is S$10.90, inclusive of GST at the prevailing rate of 9.0% (or such other rate prevailing from time to time) per request and CDP reserves the right to reject any transfer request where payment of the fees is not made/insufficient. The payment instruction is outlined in the “Request for Cross-Border Securities Transfer (USA)” form as prescribed by CDP.

During the Non-Fungibility Period, CDP reserves the right to reject any transfer of common stock out of CDP.

Dealing of Common Stock on the SGX-ST

Dealing of common stock on the SGX-ST should be conducted with member companies of the SGX-ST by CDP Depositors who hold direct Securities Accounts with CDP or a sub-account with a Depository Agent.

Settlement of trades on a normal “ready” basis on the SGX-ST generally takes place on the second Market Day following the transaction date and payment for the securities is generally settled on the following business day. CDP holds securities on behalf of Depositors in Securities Accounts. An investor may open a direct account with CDP or a sub-account with any Depository Agent. A Depository Agent may be a member company of the SGX-ST, bank, merchant bank or trust company.

CDP Depositors selling common stock should ensure that there are sufficient shares of common stock in their direct Securities Account with CDP or their sub-account with a Depository Agent on the Settlement Date. Settlement of dealings through the CDP direct Securities Account or sub-account with a Depository Agent shall be made in accordance with, including but not limited to, CDP’s “Terms and Conditions for Operation of Securities Accounts with CDP,” the “Terms and Conditions for CDP to Act as Depository for Foreign Securities,” and any other CDP Terms as may be applicable, as amended from time to time.

Investors should take note that they would need to maintain a direct account with CDP or a sub-account with any Depository Agent before they can hold and/or trade common stock on the SGX-ST. If you do not currently have a direct account with CDP or a sub-account with a Depository Agent through which you can trade securities on the SGX-ST, please open an account with CDP or contact a broker to open an account.

Removal of Common Stock out of CDP in Singapore for Trading on Nasdaq

NO WITHDRAWAL OR DEPOSIT OF COMMON STOCK IN SCRIP FORM FROM OR WITH CDP

Shareholders should note that they will not be permitted to withdraw or deposit common stock from or with CDP in scrip form, so as to ensure that the fungibility of common stock trading on Nasdaq and SGX-ST and that all common stock trading on Nasdaq and SGX-ST have either been registered under the U.S. Securities Act or are otherwise freely tradable pursuant to an exemption from registration under the U.S. Securities Act. In the event that any CDP Depositor wishes to withdraw their common stock in scrip form for whatsoever reason, the CDP Depositor would have to first convert their common stock trading on the SGX-ST to common stock trading on Nasdaq, before making a DWAC withdrawal, as set out below, and receiving such common stock in physical share certificates as the registered holder.

Dealing with Common Stock on Nasdaq

General

The transfer agent for the common stock is Continental Stock Transfer & Trust Company (the “Transfer Agent”), whose office is located at 1 State Street, 30th Floor, New York, NY 10004-1561, United States of America. Under the U.S. clearing system, the common stock may be held either (1) directly (a) by having certificated/scrip common stock registered in the holder’s name or (b) by holding in the direct registration system of DTC, pursuant to which the Transfer Agent may register the ownership of uncertificated or “scripless” shares, which ownership shall be evidenced by periodic statements issued by the Transfer Agent to the stockholders entitled thereto, or (2) indirectly through the holder’s broker or other financial institution that is a DTC participant. CDP is a DTC participant holding DTC account #5700. If a holder holds common stock indirectly, it must rely on the procedures of its broker or other financial institution, such as CDP, to assert the rights of stockholders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.

Shares in Certificated and Uncertificated “Scripless” Form

Certificated shares of the Company are evidenced by share certificates. Persons (or their U.S. brokers) holding physical stock certificates who wish to trade common stock on Nasdaq must first deposit their share certificates or evidence of rights to receive stock pursuant to the DTC deposit/withdrawal at custodian program (“DWAC”). DWAC allows DTC participants to instruct DTC regarding deposit and withdrawal transactions being made directly via a fast automated securities transfer (“FAST”) transfer agent. The FAST system eliminates the movement of physical securities certificates for transfers of securities registered in the name of DTC’s nominee, Cede & Co, on the Transfer Agent’s books. DTC and its FAST transfer agents reconcile the results of participants’ deposit and withdrawal activities electronically on a daily basis. Participants submit their physical securities and/or transfer instructions for approval directly to their FAST transfer agent. When the transfer agent approves the transfer, the participant enters the transaction and then approves the transaction on the DTC system. For DWAC deposits, the requesting participant’s position in its DTC account is increased as is DTC’s FAST balance in the issue. For DWAC withdrawals, the requesting participant’s position in its DTC account is debited, as is DTC’s FAST balance in the issue. Following completion of a DWAC deposit, the common stock will have become uncertificated or “scripless.” A DWAC deposit generally requires a medallion signature guarantee stock power, which is a special system used by U.S. domestic market participants to ensure signatures are genuine. Medallion signature guarantees are not ordinarily available outside the United States.

Transfer Restrictions

Only securities whose offering has been registered under the U.S. Securities Act or are otherwise freely tradable pursuant to an exemption from registration under the U.S. Securities Act may be freely transferred under U.S. federal securities laws. In addition, only securities which have been approved by Nasdaq for listing may be traded on Nasdaq. In contrast to other jurisdictions, only a portion of securities of most U.S. reporting companies are registered, exempt from registration and approved for listing and the remaining securities are subject to various legal restrictions on transfer (“Restricted Stock”). Furthermore, registration under the U.S. Securities Act, or exemptions from registration, are typically applicable not to a security itself, but to a transaction in such security, meaning that a registered or unrestricted security may subsequently become Restricted Stock due to the characteristics of the holder or the prior holder of such security. For example, common stock issued directly by the Company in transactions that are not registered under the U.S. Securities Act or common stock held by “affiliates” (as defined under U.S. federal securities laws) of the Company are typically subject to legal restrictions on transfer under U.S. federal securities laws. The procedures of the U.S. clearing system and those described in this section, in particular the bar on deposit or withdrawal of common stock in scrip form from CDP, are intended to ensure that all common stock listed and trading on Nasdaq and SGX-ST are unrestricted.

Most Restricted Stock includes restrictive legends identifying them as such and are not permitted to enter the DTC clearing system.

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with this offering as to United States federal securities and New York State law will be passed upon for the underwriters by Latham & Watkins LLP. Certain legal matters as to Singapore law will be passed upon for us by WongPartnership LLP and for the underwriters by Venture Law LLC.

EXPERTS

The financial statements of AvePoint, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to AvePoint, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of AvePoint, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of our common stock being offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. In addition, a copy of the introductory document containing details of the Introduction will be available on SGXNET at http://www.sgx.com.

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

• Our prospectus supplement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

• Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.

• Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.

• Corporate governance information including our Certificate of Incorporation, Bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

• Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this or any other report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

We incorporate by reference the documents listed below, that we have filed with the SEC (Commission File No. 001-39048) excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

■	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 (the “2024 Annual Report”);

■

The information specifically incorporated by reference into 2024 Annual Report from our definitive proxy statement filed pursuant to Section 14(a) of the Exchange Act on March 14, 2025 (including all exhibits);

■	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 8, 2025 and August 7, 2025, respectively; and

■

The description of our common stock contained in our Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You may also obtain from us copies of the documents incorporated by reference in this prospectus supplement, at no cost, by requesting them by writing, telephoning or via email at the following address, telephone number or email address:

AvePoint, Inc.

Riverfront Plaza, West Tower

901 E. Byrd St., Suite 900

Richmond, Virginia 23219

(804) 372-8080

IR@AvePoint.com

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our Investor Relations website at https://ir.avepoint.com/. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of and should not be construed as being incorporated by reference into, this prospectus supplement.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or selling securityholders may offer and sell any of the securities described in this Prospectus, either individually or in combination. We or selling securityholders may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this Prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this Prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “AVPT”. On September 12, 2025, the last reported sale price of our Common Stock was US$15.61 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on any other securities exchange of the securities covered by the applicable prospectus supplement.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock by the selling securityholders. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risks. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2025

ABOUT THIS PROSPECTUS

This Prospectus is part of an automatic Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we or the selling securityholders may, from time to time, offer and sell, either individually or in combination, in one or more offerings, any of the securities offered by them described in this Prospectus. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this Prospectus is a part. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this Prospectus.

This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities under this Prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this Prospectus or in the documents that we have incorporated by reference into this Prospectus. We urge you to read carefully this Prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein, or therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus or any applicable Prospectus supplement or any related free writing Prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this Prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you.

i

The information contained or incorporated by reference in this Prospectus is accurate only as of the date of this Prospectus or the document incorporated by reference, regardless of the time of delivery of this Prospectus, any applicable prospectus supplement or any free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this Prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this Prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

On July 1, 2021, Legacy AvePoint, Apex, and the Merger Subs (as such terms are defined below), consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below). Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and Apex was effected by the merger of Merger Sub 1 (as defined below) with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger (as defined below) as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2 (as defined below), with Merger Sub 2 surviving the Second Merger (as defined below) as a wholly-owned subsidiary of Apex. Following the consummation of the Mergers on the Closing Date (as defined below), the Surviving Entity (as defined below) changed its name to AvePoint US, LLC and Apex changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc. On July 26, 2021, AvePoint US, LLC was merged with and into AvePoint, Inc.

Unless the context indicates otherwise, references in this Prospectus to the “AvePoint,” “we,” “us,” “our” and similar terms refer to AvePoint, Inc. (f/k/a Apex Technology Acquisition Corporation) and its consolidated subsidiaries (including, as the context may require, Legacy AvePoint) upon and at all times after the consummation of the Business Combination. References to “Legacy AvePoint” refer to the operating company prior to the consummation of the Business Combination. References to “Apex” refer to the predecessor blank check “special purpose acquisition company” prior to the consummation of the Business Combination.

“AvePoint,” “AvePoint, Inc.©,” and all other names, logos, and icons identifying AvePoint and/or AvePoint’s products and services and our other registered and common law trade names, trademarks, and service marks are property of AvePoint, Inc. This Prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbols.

For investors outside of the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this Prospectus outside the United States. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions intended to identify statements about the future. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to volume growth, sales, earnings, and statements expressing general views about future operating results — are forward-looking statements. These forward-looking statements are, by their nature, subject to significant risks and uncertainties, and are based on the beliefs of, as well as assumptions made by and information currently available to, our management. Our management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Readers should evaluate all forward-looking statements made in the context of these risks and uncertainties. The important factors referenced above may not contain all of the factors that are important to investors. These statements speak only as of the date of this Prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our future operating or financial results;
•	future acquisitions, business strategy and expected capital spending;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	the implementation, market acceptance and success of our business model and growth strategy;
•	our dependency on our partnership with Microsoft and other major software providers;
•

expectations and forecasts with respect to the size and growth of the cloud industry and digital transformation by our technology partners in general and Microsoft’s products and services in particular;

•	the ability of our products and services to meet customers’ compliance and regulatory needs and preferences in light of changing technology and evolving industry standards;
•	the success of our resale and distribution partnerships for the SMB customer segment;
•	our ability to compete with others in the digital transformation industry;
•	our ability to retain our customers and grow our market share;
•	our ability to attract and retain qualified employees and management;
•

our ability to adapt to changes in customer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new regions;

•	developments and projections relating to our competitors and industry;
•	our ability to develop and maintain our brand and reputation;
•

unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations and future growth;
•	the effects of inflation both within our industry and the macro-economy; and
•	the effects of foreign currency exchange.

The foregoing list of risks is not exhaustive. Other sections of this Prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘‘Risk Factors’’ section of this Prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS

“Apex” means Apex Technology Acquisition Corporation (which was renamed AvePoint, Inc. in connection with the Business Combination).

“Apex IPO” means Apex’s initial public offering of units, consummated on September 19, 2019.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended on December 30, 2020, March 8, 2021 and May 18, 2021, and as may be further amended from time to time, by and among Apex, AvePoint and Merger Subs.

“Closing” means the consummation of the Business Combination.

“Closing Date” means July 1, 2021, the date on which the Closing occurred.

“DeSPAC Warrants” means the 17,500,000 warrants included as a component of the Apex units sold in the Apex IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“First Merger” means the merger of Merger Sub I with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex.

“Legacy AvePoint” means AvePoint, Inc., a Delaware corporation, doing business as AvePoint, Inc., and, unless the context requires otherwise, its consolidated subsidiaries.

“Mergers” means the First Merger and Second Merger, together.

“Merger Sub 1” means Athena Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Apex.

“Merger Sub 2” means Athena Technology Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Apex.

“Merger Subs” means Merger Sub 1 and Merger Sub 2, together.

“Second Merger” means the merger of Legacy AvePoint with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly-owned subsidiary of Apex.

PROSPECTUS SUMMARY

Overview

AvePoint empowers organizations of all sizes, industries, and regions with its cloud-native data management software platform, enabling them to prepare, secure, and optimize their critical data. The AvePoint Confidence Platform unifies data security, governance, and business continuity into a seamless, resilient experience, addressing the most pressing challenges in today’s complex digital landscape.

In a world where data is sprawling across hybrid work environments and generative artificial intelligence (“AI”) technologies are rapidly emerging, AvePoint stands out with its platform-first strategy. By integrating features and solutions to optimize operations, AvePoint delivers more than basic security controls—it redefines how businesses manage their most sensitive data and critical assets. This holistic and automated approach enables organizations to secure the perimeter for sensitive data, strategically govern digital workspaces, and ensure compliance with evolving regulatory requirements.

Organizations today face a host of challenges that make a robust data management strategy indispensable, including:

■

Optimizing data for AI: As organizations modernize their data ecosystems, the complexities of leveraging generative AI technologies require proper governance, security, and lifecycle management. With AvePoint, companies can extract more value from complex datasets, make informed decisions, reduce workloads, and enhance customer experiences.

■

Explosive data growth: The hybrid work model and software-as-a-service (“SaaS”) proliferation have led to a surge in unstructured, sensitive data. AvePoint’s solutions tackle the sprawl with robust control and protection measures to manage this growth.

■

A dangerous threat landscape and complex regulations: Companies are navigating increasing cyber threats and global regulatory demands. AvePoint ensures data is protected, secure, and compliant, helping mitigate financial, operational, and reputational risks.

■

The need for automation: To monitor, govern, and respond to threats efficiently, organizations require streamlined, automated platforms that deliver rapid value. AvePoint’s automation layer integrates seamlessly to achieve this efficiency.

Guided by its Beyond Secure philosophy, AvePoint goes beyond traditional boundaries to inspire trust, enabling organizations to focus on innovation while protecting against data breaches and unauthorized access. For over 20 years, AvePoint has continually innovated to provide solutions that meet the demands of modern data management, empowering businesses to overcome challenges and unlock new possibilities in an ever-evolving landscape.

Corporate Information

Our principal executive offices are located at 525 Washington Blvd, Suite 1400, Jersey City, NJ 07310, and our telephone number is (201) 793-1111. Our principal operating offices are located at Riverfront Plaza, West Tower, 901 E Byrd St, Suite 900, Richmond, VA 23219 and our telephone number for that office is (804) 372-8080. All correspondence should be directed to our principal operating offices in Richmond, Virginia.

“AvePoint,” the “A” logo, the “Pyramid” logo, “DocAve,” “MaivenPoint,” and all other names, logos, and icons identifying AvePoint and/or AvePoint’s products and services and our other registered and common law trade names, trademarks, and service marks are property of AvePoint, Inc. This Annual Report contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Annual Report may appear without the ® or ™ symbols but those references are not intended to indicate that AvePoint will not assert, to the fullest extent under the applicable law, our rights to these trademarks, service marks, and trade names.

Available Information

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://www.avepoint.com/ir, we provide, and make available free of charge, a variety of information for investors, including, but not limited to:

•

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

•	Announcements of investor conferences, speeches, presentations, and events at which our executives discuss our products, services, competitive strategies, and other aspects of our business.
•	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
•

Corporate governance information including our articles of incorporation, bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

•

Other news and announcements that we may post from time to time that investors might find useful or interesting, including news with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this Prospectus or any report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our securities.

THE SECURITIES WE OR THE SELLING SECURITYHOLDERS MAY OFFER

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference herein and the information set forth in the sections titled “Risk Factors.” Unless the context otherwise requires, we use the terms “AvePoint,” “we,” “us” and “our” in this Prospectus to refer to AvePoint, Inc. and our wholly-owned subsidiaries after the consummation of the Business Combination.

The Securities We or Selling Securityholders May Offer

We or selling securityholders may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, from time to time under this Prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this Prospectus is a part. We or selling securityholders may also offer common stock, preferred stock, and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this Prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity date, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exercise, exchange or sinking fund terms, if any;
●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this Prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We or selling securityholders and our or their agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding options to purchase additional shares or other options, if any; and
●	the estimated net proceeds to us, if any.

Common Stock. We may issue shares of our common stock from time to time, and the selling securityholders may offer shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future. Upon our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of common stock. No shares of holders of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. In this Prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock - Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, which may be greater than the rights of the holders of the common stock.. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this Prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this Prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. If we sell any series of preferred stock under this Prospectus, we will file as an exhibit to the registration statement of which this Prospectus is a part, , or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this Prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock - Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation, when available, that will contain the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices. Any debt securities issued under this Prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this Prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this Prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this Prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this Prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificates, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statementof which this Prospectus is a part. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we may are offer, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this Prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Your investment in our securities involves a high degree of risk. You should carefully read and consider the risks described below, those described under the heading “Risk Factors” in the applicable prospectus supplement and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this Prospectus in their entirety, together with other information in this Prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering, in light of your particular investment objectives and financial circumstances.. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected. As a result, the trading price of our Common Stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;
●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this Prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this Prospectus and any applicable prospectus supplement. If the registration statement of which this Prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this Prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this Prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;
●	the name or names of the or selling securityholders, if any;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us or selling securityholders;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. In such case, we will describe the nature of any such relationship in the prospectus supplement, including the name of the underwriter, dealer or agent,.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or selling securityholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or selling securityholders may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or selling securityholders may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than our Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents that are qualified market makers on the applicable stock exchange may engage in passive market making transactions in the common stock on such stock exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. This description is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the e complete text of the Certificate of Incorporation and the Bylaws filed as exhibits to the registration statement of which this Prospectus forms a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” Additionally, the following description of certain provisions of Delaware law is not complete and is qualified by reference to the DGCL. We urge you to read the Certificate of Incorporation, the Bylaws and the provisions of the DGCL referenced below in their entirety.

General

The Certificate of Incorporation authorizes us to issue up to 1,000,000,000 shares of Common Stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Certificate of Incorporation, stockholders do not have cumulative voting rights. Because of this, the holders of a plurality of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

Under the Certificate of Incorporation, the Company’s board of directors may, without further action by the stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.

DeSPAC Warrants

As of June 30, 2025, there were 947,596 DeSPAC Warrants to purchase common stock outstanding. Subsequent to June 30, 2025, holders of our outstanding DeSPAC Warrants exercised a total of 758,100 DeSPAC Warrants, resulting in the issuance of 758,100 shares of common stock and receipt of total cash proceeds of $8.7 million. On July 11, 2025 all 189,496 remaining DeSPAC Warrants were redeemed at a redemption price of $0.01 per warrant in accordance with their terms. Each DeSPAC Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The DeSPAC Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of the DeSPAC Warrants cannot pay cash to exercise their DeSPAC Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such DeSPAC Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the DeSPAC Warrants is not effective within a specified period following the closing of the Business Combination, DeSPAC Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the DeSPAC Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their DeSPAC Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the DeSPAC Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the DeSPAC Warrants, multiplied by the difference between the exercise price of the DeSPAC Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date of exercise.

We may call the DeSPAC Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the DeSPAC Warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each DeSPAC Warrant holder;
•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the DeSPAC Warrants become exercisable and ending on the third trading day prior to the notice of redemption to DeSPAC Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such DeSPAC Warrants.

On June 6, 2025, the last sales price of our common stock was at least $18.00 per share on each of 20 trading days within a 30 trading day period. On June 11, 2025, we directed our warrant agent to issue a notice of redemption to each registered holder of its outstanding DeSPAC Warrants stating that, pursuant to the terms of the warrant agreement dated September 16, 2019, we would redeem all DeSPAC Warrants that remained outstanding as of July 11, 2025, at a redemption price of $0.01 per warrant.

The right to exercise will be forfeited unless the DeSPAC Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a DeSPAC Warrant will have no further rights except to receive the redemption price for such holder’s DeSPAC Warrant upon surrender of such DeSPAC Warrant.

If we call the DeSPAC Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise DeSpac Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the DeSPAC Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the DeSPAC Warrants, multiplied by the difference between the exercise price of the DeSPAC Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of DeSPAC Warrants.

The DeSPAC Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The DeSPAC warrant agreement provides that the terms of the DeSPAC Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding DeSPAC Warrants, if such modification or amendment is being undertaken, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the DeSPAC Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The DeSPAC Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The DeSPAC Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the DeSPAC Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of DeSPAC Warrants being exercised. The DeSPAC Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their DeSPAC Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the DeSPAC Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

DeSPAC Warrant holders may elect to be subject to a restriction on the exercise of their DeSPAC Warrants such that an electing DeSPAC Warrant holder would not be able to exercise their DeSPAC Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions, and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, the Certificate of Incorporation and the Bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that directors may only be removed with cause;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the president or our board of directors and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning at least 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote;

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	allow the Company’s board of directors, by a majority vote, to amend the Bylaws;
•	provides the election of directors shall be decided by a plurality of the votes case at a meeting of the stockholders, at which a quorum is present; and
•

provides that the Company’s board of directors is to be divided into three classes of directors, one class of which is elected each year by our stockholders, with the classes to be as nearly equal in number of possible.

The amendment of any of these provisions by the stockholders would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for existing stockholders to replace the Company’s board of directors as well as for another party to obtain control of the Company by replacing the Company’s board of directors. Since the Company’s board of directors has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf of the Company; (2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (6) any action asserting a claim against us that is governed by the internal affairs doctrine , in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants . The Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although the Company believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, the Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Limitations on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors, officers and employees, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

The transfer agent for the Common Stock and the warrant agent for the DeSPAC Warrants is Continental Stock Transfer & Trust Company.

Listing

The Common Stock is listed on the Nasdaq Global Select Market as “AVPT”.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this Prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended(the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this Prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this Prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this Prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID”, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this Prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this Prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this Prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this Prospectus is a part. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this Prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this Prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the title of such securities;
●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	the terms of any rights to force the exercise of the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreements and warrants may be modified;
●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the securities offered by this Prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement

EXPERTS

The financial statements of AvePoint, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to AvePoint, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of AvePoint, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this Prospectus. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement and its exhibits. For further information with respect to AvePoint and the securities offered by this Prospectus, we refer you to the registration statement and its exhibits. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

•

Our Prospectus, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

•	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.
•	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
•

Corporate governance information including our Certificate of Incorporation, Bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

•

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this or any other report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our Common Stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this Prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information in this Prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this Prospectus, while information that we file later with the SEC will automatically update and supersede the information in this Prospectus. You should read the information incorporated by reference because it is an important part of this Prospectus.

We incorporate by reference the documents listed below, that we have filed with the SEC (Commission File No. 001-39048) excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

■	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 (the “2024 Annual Report”);
■

The information specifically incorporated by reference into 2024 Annual Report from our definitive proxy statement filed pursuant to Section 14(a) of the Exchange Act on March 14, 2025 (including all exhibits); and

■	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 filed with the SEC on May 8, 2025 and June 30, 2025 filed with the SEC on August 7, 2025; and
■

The description of our Common Stock contained in our Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this Prospectus. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain any of the documents incorporated by reference in this Prospectus from the SEC through the SEC’s website at the address provided above. You may also obtain from us copies of the documents incorporated by reference in this Prospectus, at no cost, by requesting them by writing, telephoning or via email at the following address, telephone number or email address:

AvePoint, Inc.

Riverfront Plaza, West Tower

901 E. Byrd St., Suite 900

Richmond, Virginia 23219

(804) 372-8080

IR@AvePoint.com

You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this Prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our Investor Relations website at https://ir.avepoint.com/. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of and should not be construed as being incorporated by reference into, this Prospectus.

13,290,360 Shares

AvePoint, Inc.

Common Stock

Jefferies	Morgan Stanley	OCBC	UBS

, 2025.